UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ClearOne, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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LETTER TO SHAREHOLDERS

Dear Fellow Shareholders:

In 2013 and thus far in 2014, we successfully completed two acquisitions, expanded our offering with high quality products and solutions, and meaningfully increased our revenues. Our balance sheet remains healthy, as we continued to strengthen our team and invest in our Company’s future.

Financial Overview
For the year ended December 31, 2013, revenue increased 7% to $49.6 million from $46.4 million for 2012. Gross profit was $29.9 million, or 60% of revenue, compared with $27.3 million, or 59% of revenue, for the previous year. Operating income was $7.6 million and net income was $5.2 million, equal to $0.55 per diluted share. In the year earlier period, operating income was $42.5 million and net income was $26.6 million, or $2.89 per diluted share, which included $38.5 million of proceeds from litigation. On adjusted basis, which excludes the effect of litigation proceeds and other expenses, both operating income and net income rose substantially in 2013 compared with 2012.

At December 31, 2013, the company had cash, cash equivalents and investments of $42.7 million and no long-term debt.

The positive momentum we generated last year has continued into 2014. For the year-to-date period, which includes the first three quarters of 2014, revenue increased 20% to $42.6 million from $35.4 million for the nine months ended September 30, 2013. Gross profit increased 19% to $25.4 million, or 60% of revenue, compared with $21.3 million, or 60% of revenue, for the first nine months of 2013. Operating income was up modestly to $4.9 million compared with the prior year period. Net income was $3.1 million, or $0.32 per diluted share, down from $3.4 million, or $0.36 per diluted share, for the comparable 2013 period, primarily due to an increase in the provision for income taxes.

At September 30, 2014, cash, cash equivalents and investments decreased to $34.3 million from $42.7 million at December 31, 2013, primarily due to the acquisitions of two companies, discussed in more detail below.

Acquisitions
In March 2014, we completed the acquisition of Sabine, Inc., a supplier of professional wireless microphone solutions. Prior to the acquisition, Sabine had been one of our strategic partners, supplying wireless microphone systems sold under the ClearOne brand. Wireless microphones are an integral component of our product offering and complement our CONVERGE® Pro and INTERACT® Pro products. Our professional microphone lineup now includes a full portfolio of wired and wireless solutions, as well as the pro audio industry’s only professional Beamforming Microphone Array.

And in April 2014, we acquired Spontania, a carrier-grade, cloud-based video collaboration solutions business. Spontania complements COLLABORATE®, ClearOne's premise-based, enterprise media collaboration offering. The addition of Spontania makes ClearOne the only company offering an entirely software-based video conferencing product line that provides on-premise and cloud-based Software-as-a-Service (SaaS) and Platform-as-a-Service (PaaS) solutions. To boost growth of this business and enhance our strategic positioning, we augmented our sales and marketing team with industry veterans. Recently, we also established two separate partnerships with service providers to incorporate the Spontania cloud-based media collaboration platform into their workflow applications - one related to telemedicine and the other to education.

Launches, Milestones and Awards
Our ongoing investment in research and development, continues to pay dividends in the form of new, highly differentiated products. Apart from adding new products to our portfolio through acquisitions of Sabine and Spontania, we launched a number of other products in 2013 and 2014 so far, including the industry's first professional-grade Beamforming Microphone Array; VIEW® Pro encoders and decoders which provide the best in high-profile, 4:4:4 multimedia streaming with lossless compression; CONNECT® Dante™ network bridge which enables no-hassle connectivity of our flagship professional audio products to the fast emerging Dante enabled network ecosystem; and CONVERGE® Matrix, our new sound reinforcement and distribution system.

In addition to being well received by the channel and customers, our Beamforming Microphone Array won several awards and recognitions including winning the TMCnet’s 2014 Communications Solutions Product of the Year Award and nomination as a finalist in the 2013 Utah Innovation awards.

ClearOne continues to be recognized for its industry leadership evidenced by our 2014 Frost & Sullivan Global Installed Audio Conferencing Systems Market Leadership Award. Frost & Sullivan listed several key factors that have enabled ClearOne's continued success and leadership in the Installed Audio Conferencing Systems market: a complete professional audio conferencing systems product portfolio, a long history of product innovation, a large and well-developed partner ecosystem, and expanded use cases that allow the company to develop and implement industry-specific solutions.

We also reached an intellectual property milestone with the filing of our 100th patent application, of which 61 have been granted and the remaining 39 are in-process.

Opportunities Ahead
In our effort to expand our customer base and grow market share, we established or expanded relationships with a number of important channel partners, which include professional audio visual and IT distributors and value added resellers. More importantly, we have begun to see positive results from our growth strategy, having effectively extended our business beyond voice conferencing. Our new offerings, which include audio distribution, wired and wireless microphones, multimedia streaming and media collaboration, address considerably larger market opportunities than our legacy installed voice conferencing business and allow us to enter new markets and penetrate deeper into existing ones.

We have so far repurchased $5.1 million of the company’s outstanding shares of common stock out of a $10.0 million stock repurchase program.

All of our efforts are focused on the further growth and development of ClearOne. We are confident that our products and services are well timed for the evolving communications and collaboration landscape.

On behalf of the Board and management, we express our deep appreciation for the continued support of our shareholders.

Sincerely,

Zee Hakimoglu
Chairman, President and Chief Executive Officer
November 10, 2014

CLEARONE, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
DECEMBER 12, 2014
The Annual Meeting of Shareholders of ClearOne, Inc., a Utah corporation, will be held at 9:00 a.m., local time, on December 12, 2014, at our corporate offices, 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116.
The following describes the purpose of the Annual Meeting:

1.	To elect four members of our Board of Directors;

2.	To ratify the appointment of our independent public accountants;

3.	To approve the compensation of our named executive officers;

4.	To amend and restate our 2007 Equity Incentive Plan to allow for an additional amount of securities to be made available for incentive awards;

5.	To approve the ClearOne, Inc. Employee Stock Purchase Plan; and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice.
Only shareholders of record at the close of business on October 29, 2014 are entitled to notice of and to vote at the meeting.
All shareholders are cordially invited to attend the meeting and vote in person. However, to ensure your representation at the meeting, you are urged to vote as promptly as possible, whether via the Internet, by telephone, or, by marking, signing, dating, and returning the enclosed proxy in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder has previously submitted a proxy. If you need to obtain directions on how to attend the Annual Meeting and vote in person, please contact our corporate offices at (801) 975-7200.
Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting of Shareholders to be held on December 12, 2014. Because we have elected to utilize the “full set delivery” option, we are delivering to all shareholders paper copies of all of our proxy materials, including a proxy card, as well as providing access to our proxy materials on a publicly accessible website. Our Proxy Statement and Annual Report for the fiscal year ended December 31, 2013 are available on our corporate website and may be accessed at www.clearone.com under “Investor Relations”.

Sincerely,
Narsi Narayanan
Corporate Secretary

Salt Lake City, Utah
November 10, 2014

CLEARONE, INC.
5225 Wiley Post Way, Suite 500
Salt Lake City, Utah 84116
____________________
PROXY STATEMENT
____________________
ANNUAL MEETING OF SHAREHOLDERS
DECEMBER 12, 2014
____________________
This proxy statement is solicited by and on behalf of the Board of Directors of ClearOne, Inc., a Utah corporation (hereinafter referred to as the “Company,” “ClearOne,” “we,” “us” or “our”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held on December 12, 2014 at our corporate offices located at 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116, at 9:00 a.m. local time, or at any continuations thereof.
These proxy solicitation materials will be distributed on or about November 14, 2014 to all shareholders entitled to vote at the meeting.
QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING
What is the purpose of this Proxy Statement and accompanying Proxy?

    A Proxy Statement is a document that the regulations of the Securities and Exchange Commission (“SEC”) require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the stock you own and are entitled to vote. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as proxies for the Annual Meeting. These officers are Zeynep Hakimoglu and Narsi Narayanan.

The Board of Directors is soliciting your proxy to give all shareholders of record the opportunity to vote on matters that will be presented at the Annual Meeting.  This Proxy Statement provides you with information on these matters to assist you in voting your shares.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to: (i) elect four directors; (ii) ratify the appointment of McGladrey LLP as our independent public accountants for the year ending December 31, 2014; (iii) approve, by non-binding advisory vote, the compensation of our named executive officers; (iv) to amend and restate our 2007 Equity Incentive Plan to allow for an additional amount of securities to be made available for incentive awards; (v) to approve the ClearOne, Inc. Employee Stock Purchase Plan; and (vi) to transact any such other business that properly comes before the Annual Meeting (each a “Proposal,” and collectively, the “Proposals”).  Although the Board of Directors does not anticipate that any other issues will come before the Annual Meeting, your completed and executed proxy gives the official proxies the right to vote your shares that you are entitled to vote in their discretion on any other matter properly brought before the Annual Meeting.

What is the record date for voting at the Annual Meeting?

The record date for purposes of determining the number of outstanding shares of our common stock eligible to vote at the Annual Meeting, and for determining the shareholders entitled to vote at the Annual Meeting, is the close of business on October 29, 2014 (the “Record Date”).  As of the Record Date, 9,139,415 shares of common stock were issued and outstanding.  No other series of stock is outstanding.  Holders of the shares of common stock have no preemptive rights. The transfer agent for the common stock is Broadridge.

What is the quorum requirement for the Annual Meeting?

A quorum must be present at the meeting in order for the shareholders to take official action. Under Utah law and our Articles of Incorporation and Bylaws, a quorum will exist if a majority of the total number of shares entitled to vote are present, in person or by proxy. Abstentions and broker non-votes, which are described below, will be counted as “represented” for the purpose of determining the presence or absence of a quorum.
What is a broker non-vote and how is it counted?

Under applicable rules, brokers are permitted to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. However, brokers are not allowed to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

The broker can register your shares as present at the Annual Meeting for purposes of attendance and obtaining a quorum, but will not be able to vote on those matters for which specific authorization is required.  Similar to abstentions, broker non-votes are not considered a vote cast. Broker non-votes will have no effect on the voting of Proposals One through Six that are on the agenda to be presented at the meeting.

What routine matters will be voted on at the Annual Meeting?

The ratification of the independent public accountants is the only routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the Annual Meeting?

The election of directors, the advisory vote on the compensation of named executive officers, the Proposal to amend and restate our 2007 Equity Incentive Plan and the Proposal to approve the ClearOne, Inc. Employee Stock Purchase Plan are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers. Your broker will not be allowed to vote your shares on any of these non-routine matters without your specific instructions. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

How many votes are needed to approve each Proposal?
On all matters, except as provided by Utah law, each holder of common stock will be entitled to one vote for each share of common stock held on the Record Date. Assuming that a quorum is present, the votes needed to approve each Proposal are set forth below.
Proposal One
In the election of directors, shareholders will not be allowed to cumulate their votes. The election of directors will be determined by plurality vote.
Proposals Two Through Five
The Proposal to ratify the appointment of McGladrey LLP to serve as our independent public accountants for the year ending December 31, 2014, the Proposal for approval of the compensation of our named executive officers, the Proposal to amend and restate our 2007 Equity Incentive Plan and the Proposal to approve the ClearOne, Inc. Employee Stock Purchase Plan require that the votes cast in favor of the Proposal must exceed the votes cast against the Proposal.
Abstentions and broker non-votes will not affect the outcome of the election of directors, the Proposal to ratify the appointment our independent public accountants, the Proposal for approval of the compensation of our named executive officers, the Proposal to amend and restate our 2007 Equity Incentive Plan and the Proposal to approve the ClearOne, Inc. Employee Stock Purchase Plan.

Other Matters
Any other matter properly presented for approval by the shareholders at the Annual Meeting will generally be approved if the number of votes cast in favor of such matter exceeds the number of votes cast in opposition.  With respect to any such matter, abstentions and broker non-votes are not likely to affect the outcome of a vote on such matter. We are not currently aware of any other matters to be presented at the Annual Meeting.
What are the Board of Director’s recommendations on the Proposals?
The Board of Directors recommends that shareholders cast their votes on the Proposals as follows:

•	“FOR” all director nominees listed in the proxy statement,

•	“FOR” the ratification of the appointment of our independent public accountants,

•	“FOR,” by non-binding advisory vote, the approval of the compensation of our named executive officers,

•	“FOR,” the amendment and restatement of our 2007 Equity Incentive Plan, and

•	“FOR” the adoption of the ClearOne, Inc. Employee Stock Purchase Plan.

What is the effect of an “advisory” vote?

Because your votes with respect to approval of our named executive officer compensation is advisory, it will not be binding upon the Board. However, our Compensation Committee and the Board will take the outcomes of the votes into account when considering future executive compensation arrangements of our named executive officers.

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held.  If your shares are registered directly in your name with Broadridge, our transfer agent, you are a “shareholder of record.”  If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote?

If your shares of common stock are held in street name by a broker, bank or other nominee, you will receive information from your nominee as to how to instruct them to vote your shares of common stock for each of the Proposals discussed in this proxy statement.

If you are a shareholder of record and hold common stock in your own name, you may give instructions on how to vote your shares of common stock by following the instructions on the proxy card or Notice of Internet Availability on how to vote over the Internet, by phone, or by mail by completing, signing, dating and returning the proxy card.

By completing and submitting the proxy (whether over the internet, by telephone, or by signing, dating and mailing the accompanying proxy card), the shareholder authorizes Zeynep Hakimoglu, Chairman and Chief Executive Officer, and Narsi Narayanan, Corporate Secretary, as designated on the face of the proxy, to vote all shares for the shareholder. All proxies that are properly completed and submitted will be voted as the shareholder directs. If no direction is given, executed proxies will be voted FOR each proposal set forth in this proxy statement. Votes will be tabulated by Broadridge.

How do I revoke my proxy?

You may revoke your proxy before the vote is taken at the Annual Meeting by:

•completing, signing and submitting a new proxy with a later date;

•attending the Annual Meeting and voting in person; or

•filing a signed, written notice of revocation with the Corporate Secretary of the Company.

Your attendance at the Annual Meeting will not automatically revoke your proxy.

You may obtain an additional proxy card by writing to ClearOne, Inc., 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116, Attention: Corporate Secretary.  If the Common Stock you own is held on your behalf by a broker, bank or other nominee, you must contact the nominee to receive instructions as to how you can revoke your proxy.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the SEC within four (4) business days of the date of the Annual Meeting unless only preliminary voting results are available at that time.  To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.  You may access or obtain a copy of these and our other reports filed with the SEC free of charge on our web site at http://www.clearone.com.  Also, such Form 8-K, any amendments thereto and other reports we file with the SEC are available to you over the Internet at the SEC’s web site at http://www.sec.gov.

How can I view the shareholder list?

A complete list of shareholders of record entitled to vote at the Annual Meeting will be available for viewing during ordinary business hours for a period of ten (10) days before the Annual Meeting at our offices located at 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116.

Who pays for the proxy solicitation related to the Annual Meeting?

We will bear the costs of the solicitation. The solicitation of proxies by the Board of Directors will be conducted primarily by mail and through the Internet.  To assist us in our solicitation, we have retained the services of Okapi Partners LLC, a professional proxy solicitation firm. Additionally, our officers, directors and employees may solicit proxies personally or by telephone, email or other forms of wire or facsimile communication.  These officers, directors and employees will not receive any extra compensation for these services.  We may reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our common stock as of the record date.

How can I obtain a copy of the Annual Report on Form 10-K?

Our 2013 Annual Report on Form 10-K, as amended, has been made available to shareholders with or preceding this proxy statement. The 2013 Annual Report contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The information contained in the “Audit and Compliance Committee Report” shall not be deemed “filed” with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
We will provide, without charge, a printed copy of our 2013 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, to each shareholder of record as of the record date that requests a copy in writing. Any such requests should be directed to our Corporate Secretary at our corporate offices set forth in this proxy statement.

PROPOSAL ONE
ELECTION OF DIRECTORS
Our Articles of Incorporation and bylaws provide that our Board of Directors shall consist of not less than three or more than nine members as determined by the Board of Directors or our shareholders from time to time. The Board of Directors fixed the number of directors at four in December 2012. The term of each of our directors expires at the 2014 Annual Meeting. We have nominated all four existing directors for election at the meeting to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified. In the event any nominee is unable to serve, the proxies will be voted for a substitute nominee, if any, to be designated by our Board of Directors. The Board of Directors has no reason to believe any nominee will be unable or will decline to serve as a director.
The Board of Directors unanimously recommends a vote “for” election of the DIRECTOR nominees named herein.
Nominees for Director
The following table sets forth certain information regarding our directors and nominees for directors.

Name	Age	Position	Director Since
Zeynep “Zee” Hakimoglu	61	Chairman, Chief Executive Officer, and President	2006
Brad R. Baldwin	59	Director (1)(2)(3)	1988
Larry R. Hendricks	71	Director (1)(2)(3)	2003
Scott M. Huntsman	49	Director (1)(2)(3)	2003
_______________________

(1)	Member of the Audit and Compliance Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating Committee
Zee Hakimoglu has served as a director of our company since April 2006.  Ms. Hakimoglu joined our company in December 2003 with more than 15 years of executive and senior-level, high-tech management experience and was appointed as President and Chief Executive Officer in July 2004 and Chairman of the Board in July 2007.  She served in a variety of executive business development, product marketing, engineering and product line management roles prior to joining ClearOne. Ms. Hakimoglu served as Vice President of Product Line Management for Oplink Communications, a publicly traded developer of fiber optic subsystems and components from December 2001 to December 2002; President of OZ Optics USA, a manufacturer of fiber optic test equipment and components from August 2000 to November 2001; and various management positions including Vice President of Wireless Engineering and Vice President of the Wireless Business Unit for Aydin Corp., a telecommunications equipment company, formerly traded on the New York Stock Exchange, from May 1982 until it was acquired in September 1996.  She also was Vice President of Business Development for Kaifa Technology from October 1998 to August 2000 and was instrumental in its acquisition by E-Tek Dynamics, then again acquired by JDS Uniphase.  Through these acquisitions, she held the role of Deputy General Manager of the Kaifa Technology business unit.  She also served as Vice President of Product Line Management for ClearOne from December 2003 to July 2004.  Ms. Hakimoglu earned a Bachelor of Science Degree in Physics from California State College, Sonoma, and a Master’s Degree in Physics from Drexel University. In light of Ms. Hakimoglu’s rich experience in the high-tech industry and her unique and extensive understanding of ClearOne’s business, our Board has concluded that Ms. Hakimoglu should continue to serve as a director.
Brad R. Baldwin has served as a director of our company since October 1988, and was appointed “lead independent director” in 2013. Mr. Baldwin is an attorney licensed to practice in Utah and is currently employed as President and CEO of First Utah Bank, a full service commercial and community bank based in Salt Lake City, Utah. He is also President of the Bank’s holding company and a director of the Bank. From 2001 through 2013, he served as an attorney and investment real estate specialist with the commercial real estate firm Commerce CRG in Salt Lake City, Utah, and also served as general legal counsel for Utahrealestate.com, a large multiple listing service for over 11,000 Utah REALTORS. From 1988 to 2000, he served as general legal counsel and then President of Bank One, Utah, a 35 branch Utah bank owned by Bank One Corporation, which was later acquired by JP Morgan Chase. He also practiced business, corporate and real estate law for ten years in Salt Lake City. He has a degree in finance from the University of Utah and a law degree from the University of Washington. He has served on the board of many community organizations, including the Salt Lake Area Chamber of Commerce, the Utah Bankers Association, Ballet West, Salt Lake Boys and Girls Clubs, and the Economic Development Corporation of Utah. In

light of Mr. Baldwin’s legal background and unique understanding of our business due to his long service on our Board, the Board has concluded that Mr. Baldwin should continue to serve as a director.
Larry R. Hendricks has served as a director of our company since June 2003.  Mr. Hendricks is a Certified Public Accountant who retired in December 2002 after serving as Vice President of Finance and General Manager of Daily Foods, Inc., a national meat processing company.  Mr. Hendricks has served on the National Advisory Board of Utah State University College of Business since 2006. During his 30-year career in accounting, he served as a self-employed CPA and worked for the international accounting firm Peat Marwick & Mitchell.  Mr. Hendricks has served on the boards of eight other organizations, including Tunex International, Habitat for Humanity, Daily Foods, and Skin Care International.  He earned a Bachelor’s Degree in Accounting from Utah State University and a Master of Business Administration Degree from the University of Utah.  Mr. Hendricks has been serving as a member of the National Advisory Board of Utah State University College of Business since 2006. In light of Mr. Hendricks’ background in finance and accounting and his deep understanding of our business after his service on our Board, the Board has concluded Mr. Hendricks should continue to serve as a director.
Scott M. Huntsman has served as a director of our company since June 2003.  Mr. Huntsman currently serves as CEO and Board Member of Martin Door Manufacturing. Prior to joining Martin Door, Mr. Huntsman served as President and CEO of GlobalSim, a technology and simulation company, since February 2003, and as Chief Financial Officer from April 2002 to February 2003.  Prior to joining GlobalSim, he spent 11 years on Wall Street as an investment banker, where he focused on mergers, acquisitions, and corporate finance transactions.  Mr. Huntsman served at Donaldson, Lufkin and Jenrette Securities Corporation from August 1996 to 2000, when they merged with Credit Suisse First Boston where he served until October 2001. Mr. Huntsman serves as Treasurer, Board Member and Member of the Executive Committee for Ballet West, as well as a Board Member of the Utah Community Foundation and the Gifted Music School. Mr. Huntsman earned a Bachelor’s Degree from Columbia University and a Master of Business Administration Degree from The Wharton School at the University of Pennsylvania.  He also studied at the London School of Economics as a Kohn Fellowship recipient.  In light of Mr. Huntsman’s background in finance and particularly in the areas of mergers and acquisitions and corporate finance, and in view of his experience as a leader of a technology company, the Board has concluded Mr. Huntsman should continue to serve as a director.

Security holders who would like to send communications to any director or the entire Board may do so by submitting such communications to ClearOne, Inc., 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116, Attention: Investor Relations or investor_relations@clearone.com. The communications will then be forwarded to the appropriate director or the entire Board. The Board suggests, but does not require, that such submissions include the name and contact information of the security holder making the submission and a description of the matter that is the subject of the communication.
CORPORATE GOVERNANCE
Information Relating to Corporate Governance and the Board of Directors
Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Baldwin, Hendricks, and Huntsman are independent directors, as “independence” is defined by the listing standards of NASDAQ, because they have no relationship with us that would interfere with their exercise of independent judgment.
Our Board of Directors has an Audit and Compliance Committee, a Compensation Committee, and a Nominating Committee, each consisting entirely of independent directors.
Our Board of Directors has adopted charters for the Audit and Compliance, Compensation and Nominating Committees describing the authority and responsibilities delegated to each committee by the Board. We post on our website at www.clearone.com the charters of our Audit and Compliance, Compensation and Nominating Committees, our Code of Ethics, and any amendments or waivers thereto and any other corporate governance materials contemplated by SEC or NASDAQ regulations. These documents are also available in print to any shareholder requesting a copy in writing from our Corporate Secretary at our corporate offices located at the address set forth in this proxy statement.
Board Leadership Structure; Lead Independent Director
The Board has no formal policy on whether the role of the Chairman of the Board and Chief Executive Officer should be held by separate persons. We believe it is important to maintain flexibility to have either combined offices or a separate Chairman and Chief Executive Officer structure as circumstances dictate and to make that determination based on the strategic and operational position and direction of the company and the character of the membership of the Board. The Board believes our current management structure, with Zeynep Hakimoglu serving as Chairman and Chief Executive Officer, is the optimal structure for us at this time. Ms. Hakimoglu possesses detailed and in-depth knowledge of the operational issues, opportunities and challenges facing the Company and its business, and also has a keen understanding of and ability to grasp our strategic position and opportunities. Given Ms. Hakimoglu’s particular skills and knowledge, as well as our size and stage of development, we believe Ms. Hakimoglu is best positioned to identify strategic priorities, develop agendas that the Board’s time and attention should be focused on as the most critical matters, and to lead the discussion and execution of strategy.
The Chief Executive Officer and the independent directors have different perspectives and roles in strategy development. The Chief Executive Officer brings Company-specific experience and expertise, while the Company’s independent directors bring experience, oversight, and expertise from outside the Company and its industry. The Board believes its independent directors provide effective oversight of management, and that the combined role of Chief Executive Officer and Chairman promotes the development and execution of strategy and facilitates the flow of information between management and the Board, which is essential to effective corporate governance. Given the Board’s confidence in the effectiveness of the current balance of positions and personalities, we have not appointed a lead independent director. The Board believes the combined role of Chief Executive Officer and Chairman, together with a Board whose majority of directors are independent, provides the appropriate balance between independent oversight of management and the development of strategy.
Our independent directors have selected Mr. Brad Baldwin to serve as the Board of Directors’ lead independent director. The lead independent director chairs all meetings of the non-employee and independent directors of the Board of Directors, including executive sessions. Interested parties who would like to contact Mr. Baldwin, or the non-employee or independent directors, on a confidential basis, may do so by mailing a written communication to Lead Independent Director, ClearOne, Inc., 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116.
Board Role in Risk Oversight
The Board of Directors is responsible for overseeing the management of the business and affairs of the Company, but delegates day-to-day management of the Company to the Chief Executive Officer and our executive management team. The Board of Directors is generally responsible for risk oversight, and the Audit and Compliance Committee assists the Board in fulfilling its responsibilities for general oversight of risk assessment and risk management. In addition, the other Board committees are also tasked with specific risk oversight functions pursuant to the terms of the committee charters or applicable NASDAQ rules. The Board as a whole and the various standing committees, in performing their respective risk oversight functions, have access to our company’s management team and external advisors, as necessary, and receive periodic presentations and reports from management, and incidental reports as matters arise with respect to strategic, operational, financial, legal or other risks and the plans management has to control such risks.
Committees of the Board of Directors
Audit and Compliance Committee. The Audit and Compliance Committee meets to review and discuss our accounting practices and procedures with management and independent public accountants and to review our quarterly and annual financial statements. The Audit and Compliance Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing, and reporting practices. The Audit and Compliance Committee’s primary duties include reviewing the scope and adequacy of our internal accounting and financial controls; reviewing the independence of our independent registered public accounting firm; approving the scope of our independent registered public accounting firm’s audit activities; approving the fees of our independent registered public accounting firm; approving any non-audit related services; reviewing the audit results; reviewing the objectivity and effectiveness of our internal audit function; and reviewing our financial reporting activities and the application of accounting standards and principles.
The members of the Audit and Compliance Committee are Scott M. Huntsman (Chairman), Brad R. Baldwin, and Larry R. Hendricks. Each member of the audit committee, in addition to being independent under the standards of NASDAQ, is independent under the standards of the Securities and Exchange Commission’s rules and regulations pertaining to listed company audit committees. The Board of Directors has determined that Scott M. Huntsman is an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC.
Compensation Committee. The Compensation Committee is responsible for overseeing, reviewing, and approving our executive compensation and benefit programs and administers the Company’s equity incentive plans for employees. Under its charter, the Compensation Committee may delegate authority to subcommittees of the Compensation Committee or to executive officers of the Company, particularly the President and CEO with respect to compensation determinations for persons who are not executive officers of the Company. The members of the Compensation Committee are Brad R. Baldwin (Chairman), Larry R. Hendricks and Scott M. Huntsman.

Our compensation objectives for executive officers are as follows:

•	to attract and retain highly qualified individuals capable of making significant contributions to the long-term success of our company;

•	to use incentive compensation to reinforce strategic performance objectives;

•	to align the interest of our executives with the interests of our shareholders such that the risks and rewards of strategic decisions are shared; and

•	to reflect the value of each officer’s position in the marketplace and within our company.

Policies and Practices Related to ClearOne’s Compensation Program. We strive to create an overall compensation package for each executive officer that satisfies the aforementioned objectives, recognizing that certain elements of compensation are better suited to reflect different compensation objectives. For example, as base salaries are the only element of compensation that are fixed in amount in advance of the year in which the compensation will be earned, the Compensation Committee believes that it is most appropriate to determine base salaries with a focus on the market practices for similarly situated officers at comparable companies as adjusted to reflect the individual officer’s performance during the preceding year. In contrast, cash bonuses and long-term incentives are better able to reflect our company’s performance as measured by financial metrics and are well-suited to motivate officers to achieve specific performance goals that the Compensation Committee has determined are in the best interests of our company. Equity grants are also well-suited to drive long-term performance and align management’s interests with those of shareholders. The Compensation Committee believes that as an officer’s responsibility increases, so does his or her ability to influence the performance of our company and accordingly, the proportion of his or her compensation that consists of his or her salary and cash bonus should decrease while the proportion of equity incentives to total compensation should increase.
Comparable Companies. In making compensation decisions, including assessing the competitiveness of the total compensation structure for each named executive officer, the Compensation Committee considers compensation survey data from companies that the Compensation Committee has selected as comparable in terms of industry, size and location. The Compensation Committee periodically reviews the companies that are included as comparable companies and makes revisions to the group as appropriate. The Committee also reviews detailed compensation data on comparable companies obtained from Equilar, Inc. The Compensation Committee reviews surveys and relevant articles on executive compensation practices and receives an annual report from Equilar, Inc. on CEO pay strategies and trends for publicly traded small cap companies. The Compensation Committee also reviews executive compensation information for several Utah based publicly-traded companies having revenues similar to those of the Company. The Compensation Committee has reviewed this compensation data to ensure the company’s compensation of our executives is reasonable.
Equity Grant Practices. The Compensation Committee recognizes the importance of equity ownership in the alignment of shareholder and management interests. The exercise price of each stock option awarded to our executive officers under our incentive compensation programs is equal to the closing price of our common stock on the date of grant, which is the date when the Compensation Committee acts to approve equity awards for senior executives. Performance-based equity awards are also granted to our named executive officers at this time.
The Compensation Committee establishes the criteria, and directs the implementation, of all compensation program elements for the executive officers. Generally, the base salary for each named executive officer is set at the beginning of each fiscal year by our Board of Directors after review of the recommendation of the Compensation Committee. The Compensation Committee considers the Chief Executive Officer’s appraisal of other executive officers’ general performance and looks especially to performance against predetermined goals before making its recommendation to the Board of Directors. In the past, the Compensation Committee has authorized the Chief Executive Officer to recruit executive officers and offer initial base salaries. The Chief Executive Officer recommends for the Compensation Committee’s approval the stock option grants and compensation related to achievement of non-quantitative goals under non-equity based incentive plans for other executive officers. The Compensation Committee did not employ any compensation consultants during the year ended December 31, 2013.
Nominating Committee. The Nominating Committee is responsible for overseeing the nomination of our directors. The Nominating Committee selects, evaluates, and recommends to the full Board of Directors qualified candidates for election to the Board of Directors. The members of the Nominating Committee are Larry R. Hendricks (Chairman), Brad R. Baldwin, and Scott M. Huntsman.

The Board of Directors will consider recommendations by shareholders for director nominees if the names of those nominees and relevant biographical information are submitted in writing to our company’s Secretary in the manner described for shareholder nominations below under the heading “Shareholder Proposals.” The Nominating Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by shareholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. Although the Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s business. All director nominations, whether submitted by a shareholder, the Nominating Committee, or the Board of Directors, will be evaluated in the same manner. The current nominees for director were recommended by the Nominating Committee and nominated by the Board of Directors, including the independent members thereof.
Board and Committee Meetings
Our Board of Directors held a total of 12 meetings in 2013. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings held by all committees of the Board of Directors on which such director was a member. Although we currently have no formal policy with respect to the attendance of members of the Board of Directors at the Annual Meetings of Shareholders, we encourage each of our directors to attend each annual meeting of shareholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of the Board of Directors on the same day as our annual meeting of shareholders. All members of our Board of Directors attended the 2013 Annual Meeting of Shareholders.
In 2013, the Audit and Compliance Committee held five meetings, the Compensation Committee held six meetings, and the Nominating Committee held one meeting.
Code of Ethics
The Board of Directors adopted a code of ethics that applies to our Board of Directors, executive officers, and employees. The Company’s Code of Ethics is posted on our website at www.clearone.com.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership on Form 3 and reports of changes of ownership of our equity securities on Forms 4 and 5. Officers, directors, and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the reports and amendments to reports furnished to us for the year ended December 31, 2013, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such period, except for the following: Edward Dallin Bagley, a beneficial owner of more than 10% of our common stock, filed two Forms 4 late for one transaction each; Brad Baldwin, a director, filed one Form 4 late for one transaction; Michael Braithwaite, an officer, filed one Form 4 late for six transactions; and Larry Hendricks, a director, filed three Forms 4 late for one transaction each.
EXECUTIVE OFFICERS
The following table sets forth certain information regarding our executive officers.

Name	Age	Position
Zee Hakimoglu	61	President, Chief Executive Officer, and Chairman of the Board of Directors
Narsi Narayanan	44	Senior Vice President of Finance and Corporate Secretary
Michael E. Braithwaite	46	Senior Vice President of Multimedia Streaming Business
For the biography of Ms. Hakimoglu, see “Nominees for Director.”
Narsi Narayanan has served as our Vice President of Finance since July 2009 and has nearly two decades of professional experience in the areas of accounting, finance and taxes. Prior to joining our company, he managed the SEC reporting, US GAAP accounting research, Sarbanes-Oxley Act (“SOX”) compliance and other financial reporting functions from August 2007 through February 2009 at Solo Cup Company, a publicly-reporting international consumer products company. Prior to that, Mr. Narayanan managed the accounting and finance functions, including SEC Reporting, SOX compliance and US GAAP accounting research, from June 2004 through August 2007 at eCollege.com, a leading technology company serving private educational institutions, which was also a publicly-reporting company before being acquired by Pearson Education group. In addition to being a Chartered Accountant, Mr. Narayanan has extensive experience working in public accounting and in various senior finance positions in India with large public companies. He is a Certified Public Accountant with graduate degrees in accounting (M. Acc.) and business (MBA-Finance).

Michael Braithwaite joined us in November 2009 through the acquisition of NetStreams, Inc. where he was the co-founder and CTO since 2002. Mr. Braithwaite has led a distinguished twenty-plus-year career as a visionary, disruptive innovator, and proven leader in the professional audio and consumer electronics industries. He has authored more than twenty U.S. and International patents. Before NetStreams, Inc., Mr. Braithwaite was a product and market manager for Crestron Electronics where he worked on highly successful audio and video distribution products. He currently serves on the AVnu (AVB) marketing and technical committees.
EXECUTIVE COMPENSATION
Summary Compensation
The following table sets forth the compensation paid or earned by each named executive officer for the years ended December 31, 2013 and 2012.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Salary	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Zee Hakimoglu - Chairman of the Board, Chief Executive Officer and President
Year ended December 31, 2013	$240,000	$106,928	$71,460	$450,000	$868,388
Year ended December 31, 2012	236,667	51,765	59,246	—	347,678
Narsi Narayanan - Senior Vice President of Finance and Corporate Secretary
Year ended December 31, 2013	$145,000	$64,157	$37,783	$90,000	$336,940
Year ended December 31, 2012	141,667	41,412	31,864	—	214,943
Michael Braithwaite - Senior Vice President of Multimedia Streaming Business
Year ended December 31, 2013	$162,500	$—	$21,600	$12,175	$196,275
Year ended December 31, 2012	160,000	41,412	21,864	6,547	229,823

(1)
The amounts in the “Option Awards” column reflect the aggregate grant date fair value of awards of stock options granted pursuant to our long-term incentive plans during the periods reported above, computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. The assumptions made in the valuation of our option awards and the material terms of option awards are disclosed in Note 9 - Share Based Payments in our Notes to Consolidated Financial Statements contained in our Form 10-K.

(2)
Non-Equity Incentive Plan Compensation is based upon the achievement of pre-determined quarterly goals, namely, financial goals comprising of revenue, gross margin, operating income and meeting reporting deadlines, and non-quantitative performance goals. While all financial goals are similar for Ms. Hakimoglu and Mr. Narayanan, Mr. Braithwaite’s financial goals consisted only of revenue, gross margin and operating income goals. Non-quantitative goals varied for each executive officer. Examples of non-quantitative goals include introduction of a new product, identification of a new distribution opportunity, implementing internal controls, and improving product quality. The

Chief Executive Officer recommends to the Compensation Committee the compensation for achievement or partial achievement of any such predetermined goal by the other two executive officers. Compensation under the non-equity incentive plan is calculated by assigning 70% weight to financial goals (with each goal having equal share for each officer’s goals) and 30% to non-quantitative goals. Of the amounts included above, Ms. Hakimoglu’s compensation for the year ended December 31, 2013 included $34,460 for achieving financial goals and $37,000 for achieving non-quantitative goals, and for the year ended December 31, 2012 included $19,809 for achieving financial goals and $39,437 for achieving non-quantitative goals. Mr. Narayanan’s compensation for the year ended December 31, 2013 included $20,819 for achieving financial goals and $16,964 for achieving non-quantitative goals, and for the year ended December 31, 2012 included $11,778 for achieving financial goals and $20,086 for achieving non-quantitative goals. Mr. Braithwaite’s compensation for the year ended December 31, 2013 included $12,964 for achieving financial goals and $8,636 for achieving non-quantitative goals, and for the year ended December 31, 2012 included $6,323 for achieving financial goals and $15,541 for achieving non-quantitative goals.

(3)
All Other Compensation for Ms. Hakimoglu and Mr. Narayanan is for a special bonus paid as a result of the UBS litigation settlement (see Note 8 - Commitments and Contingencies in our Notes to Consolidated Financial Statements contained in our Form 10-K for the year ended December 31, 2013. The amounts in the “All Other Compensation” column reflect $10,000 in 2013 for a special bonus paid as a result of the UBS litigation settlement, with the remaining amounts for the value of honorarium paid under a patenting process program for Mr. Braithwaite.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of stock options by the named executive officers as of December 31, 2013.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Grant Date	Option Expiration Date
Zee Hakimoglu	50,000	—	$6.40	03/24/04	03/24/14
	100,000	—	5.55	07/26/04	07/26/14
	150,000	—	3.65	09/18/06	09/18/16
	150,000	—	6.15	08/14/07	08/14/17
	50,000	—	4.03	11/14/08	11/14/18
	10,000	—	3.00	05/26/10	05/26/20
	7,777	2,223	5.48	08/05/11	08/05/21
	13,194	11,806	3.92	05/11/12	05/11/22
	—	25,000	8.22	08/22/13	08/22/13
Narsi Narayanan	30,000	—	2.78	08/27/09	08/27/19
	10,000	—	3.00	05/26/10	05/26/20
	7,777	2,223	5.48	08/05/11	08/05/21
	10,555	9,945	3.92	05/11/12	05/11/22
	—	15,000	8.22	08/22/13	08/22/23
Michael Braithwaite	833	2,223	5.48	08/05/11	08/05/21
	1,667	9,445	3.92	05/11/12	05/11/22
(1) Unvested options vest monthly over a three year period beginning on the date of grant.

Option Exercises
The following table provides information on the exercise of stock options by named executive officers during the year ended December 31, 2013.

Name	Number of shares acquired on exercise	Value realized on exercise (1)
Zee Hakimoglu	—	$—
Narsi Narayanan	—	—
Michael Braithwaite	55,632	252,234
(1) Value realized on exercise is the excess of market price of underlying shares on the date of exercise over exercise price for the options.

Potential Payments Upon Termination or Change in Control

Employment Agreements.   As of the year ended December 31, 2013, none of our named executive officers was party to an employment or severance agreement with us, and each named executive officer’s employment was on an “at-will” basis, permitting either us or the executive to terminate his or her employment for any reason or for no reason.
Accelerated Stock Option Vesting Upon a Change in Control.  For certain option grants to executive officers and directors, in the event of a change in control, all of such optionee’s unvested stock options will vest and become exercisable immediately prior to the event or the closing of the transaction causing the change in control.
Under the option grants, a “Change in Control “  means a change in ownership or control of the Corporation effected through either of the following transactions:
(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders, or
(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less, such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.
Except as otherwise set forth in an option grant, in the event of a change in control of our company, the Board of Directors has the sole authority to elect that the vesting of each outstanding option automatically accelerate so that each such option shall, immediately prior to the effective date of the corporate transaction, become fully exercisable for all of the shares of common stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of common stock.
At our current stock price of about $9.78, all our named executive officers would benefit from any potential accelerated vesting of unvested stock options.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid by us to non-employee directors for the year ended December 31, 2013. Ms. Hakimoglu did not receive additional compensation for her service as a director.

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	Total	Share Options Outstanding at Year End
Brad R. Baldwin	$29,819	$42,771	$72,590	$73,000
Larry R. Hendricks	28,319	42,771	71,090	55,000
Scott M. Huntsman	29,819	42,771	72,590	73,000

(1)	The base annual director’s fee for the year ended December 31, 2013 was $26,319.

(2)
The amounts in the “Option Awards” column reflect the aggregate grant date fair value of awards of stock options granted pursuant to our long-term incentive plans during the periods reported above, computed in accordance with

FASB ASC Topic 718, Compensation - Stock Compensation.  The assumptions made in the valuation of our option awards are disclosed in Note 9 - Share Based Payments in our Notes to Consolidated Financial Statements contained in our Form 10-K for the year ended December 31, 2013.

On August 20, 2013, the Compensation Committee approved an increase in the monthly base for outside Board of Director’s compensation from $2,000 to $2,500 per month. Also effective from this date, outside Directors receive $100 per month for each board committee served on, and an additional $300 per month if the outside Director is the chair of the Audit or Compensation Committee. The fee is not dependent on the number of meetings attended by any directors. All directors are reimbursed by us for their out-of-pocket travel and related expenses incurred in attending all Board of Directors and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We recognize that transactions between us and any of our directors or executives can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our company and shareholders. Therefore, as a general matter and in accordance with our Code of Ethics, it is our preference to avoid such transactions. Nevertheless, we recognize that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of our company. Under the terms of its charter, our Audit and Compliance Committee reviews and, if appropriate, approves or ratifies any such transactions. Pursuant to the charter, the committee will review any transaction in which we are or will be a participant and the amount involved exceeds $120,000, and in which any of our directors or executives had, has or will have a direct or indirect material interest. After its review, the Committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of our company and our shareholders, as the committee determines in good faith.
Related Party Transactions: Indemnification of Former Officers and Directors.
In July 2007 and January 2008, the U.S. Attorney for the District of Utah indicted two of our former officers, Frances Flood (“Flood”) and Susie Strohm (“Strohm”), for allegedly causing us to issue materially misstated financial statements for our 2001 and 2002 fiscal years and for perjury in connection with the investigation by the SEC into the alleged misstatements.  In December 2003, we entered into indemnification agreements with each former officer, requiring payment of all reasonable attorneys’ fees and costs incurred in defending against the charges in certain circumstances consistent with and subject to limitations imposed by our Bylaws and applicable law.  We have paid approximately $3,390,000 in attorneys’ fees and costs to defend against the charges.

Flood:  In August 2008, Flood filed a lawsuit in Federal District Court for the District of Utah, seeking to compel us to pay her attorneys’ fees and costs to defend against the criminal charges.  ClearOne asserted counterclaims against Flood and sought to recover $3,390,000 plus interest, costs and attorneys’ fees.  Pursuant to the Court’s order, ClearOne paid approximately $373,000 to Flood’s attorneys.

We filed a motion for summary judgment in August 2012 seeking dismissal of Flood’s claims and judgment on our own claims against Flood. In March 2013, Flood filed for bankruptcy in the U.S. Bankruptcy Court for the Eastern District of Virginia and sought to discharge any monetary obligation to us and to preserve her claim against us after bankruptcy. The US District Court for the District of Utah issued an order staying the case in view of the bankruptcy filing.

On June 2, 2014, on the parties’ cross-motions for summary judgment, the bankruptcy judge ruled that Flood’s debt to ClearOne for the criminal defense fees advanced on her behalf is dischargeable in bankruptcy. On August 5, 2014 ClearOne and Flood entered into a settlement agreement whereby ClearOne released Flood from any claims in exchange for Flood's release of ClearOne.

Strohm:  Strohm and her counsel (“Dorsey”) filed a lawsuit in August 2008 in the Third Judicial District Court in Salt Lake City, Utah seeking to compel us to pay Strohm’s attorneys’ fees and costs to defend her against the criminal charges, plus interest, and for attorneys’ fees in connection with the civil action. ClearOne asserted counterclaims against Strohm in August 2009 seeking to recover $3,296,000 plus interest, costs and attorneys’ fees.

The District Court entered Judgment against ClearOne in June 2011 for $973,000 in fees and expenses in the criminal case, plus $362,000 in interest at 18% through February 1, 2011, which amounts were paid by ClearOne under protest to Dorsey on February 1, 2011.  The Judgment also included $865,000 in civil case fees and expenses plus interest.  ClearOne posted a cash bond to cover the civil case fees and interest pending ClearOne’s appeal.

ClearOne as well as Dorsey appealed against the judgment. On April 9, 2013, the Utah Supreme Court issued its Opinion declaring that Dorsey is not entitled to recover any attorneys’ fees or expenses in connection with its civil action against ClearOne but that Dorsey is entitled to recover post-verdict criminal fees incurred in connection with Strohm’s sentencing and appeal. In early August 2013, the Utah Supreme Court denied Dorsey’s petitions for rehearing.

On November 27, 2013, the parties entered into a settlement agreement providing that $401,000 from the cash bond be returned to ClearOne and the lawsuit was dismissed.

AUDIT AND COMPLIANCE COMMITTEE REPORT
The Audit and Compliance Committee of the Board of Directors is comprised of three directors, all of whom are independent as defined in NASDAQ and SEC rules and regulations. The members of the Audit and Compliance Committee are Scott M. Huntsman, Brad R. Baldwin, and Larry R. Hendricks. Scott M. Huntsman is the Board of Directors’ designated “audit committee financial expert” as that term is defined in the securities laws.
We are responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm is responsible for performing an audit of our financial statements in accordance with generally accepted auditing standards in the United States of America and for expressing an opinion on those financial statements based on its audit. The Audit and Compliance Committee reviews these processes on behalf of the Board of Directors. The Audit Committee has reviewed and discussed with management and our independent registered public accounting firm the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013.
Additionally, the Audit and Compliance Committee has discussed with the principal accountants the auditors’ independence from management and our company, including the matters in the written disclosure and the letter received from the principal accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding independence discussions with Audit Committees and considered the compatibility of non-audit services with the accountants’ independence. The Audit and Compliance Committee also discussed with the principal accountants any matters required to be discussed by PCAOB AU Section No. 380, as currently in effect.
In reliance on the reviews and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the Securities and Exchange Commission on March 20, 2014.
Respectfully submitted by the members of the Audit and Compliance Committee.
Scott M. Huntsman (Chair)
Brad R. Baldwin
Larry R. Hendricks

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding ownership of our common stock as of November 7, 2014, except as otherwise stated, by (i) each director and nominee for director, (ii) the named executive officers, (iii) all of our named executive officers and directors as a group, and (iv) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock.

Name of Beneficial Owner 1	Shares Beneficially Owned
	Actually Owned 2	Actually Owned Percent 2	Shares that could be acquired within 60 days 2	Total 2	Percent 2
	(A)	(B)	(C)	(D)	(E)
Directors and Executive Officers:
Zee Hakimoglu	99,181	1.1%	402,637	501,818	5.1%
Brad Baldwin 3	131,829	1.4%	49,444	181,273	1.9%
Larry Hendricks	16,600	0.2%	49,444	66,044	0.7%
Scott Huntsman	54,500	0.6%	49,444	103,944	1.1%
Narsi Narayanan	—	—%	73,888	73,888	0.8%
Michael Braithwaite	800	—%	11,390	12,190	0.1%
All directors and executive officers as a group (6 persons)	302,910	3.3%	636,247	939,157	9.6%
5% Shareholders:
Edward Dallin Bagley 4	2,760,126	30.3%	834	2,760,960	28.3%

(1)
Except as otherwise indicated, each person named in the table has sole voting and investment power, subject to the Utah Control Shares Acquisition Statute, with respect to all common stock beneficially owned, subject to applicable community property law.  Except as otherwise indicated, each person may be reached at our corporate offices c/o ClearOne, Inc., 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116.

(2)
The percentages shown in Column (B) are calculated based on 9,118,848 shares of common stock outstanding on November 7, 2014.  The numbers shown in Column (D) and percentages shown in Column (E) include the shares of common stock actually owned as of November 7, 2014 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date.  In calculating the percentage of ownership, all shares of common stock that each identified person or group had the right to acquire within 60 days of November 7, 2014 upon the exercise of options shown in Column (C) are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by the persons or groups listed above.

(3)	Includes 75,329 shares held in the Baldwin Family Trust; 45,500 owned jointly with his spouse; 11,000 shares owned directly, which are held in an IRA under the name of Mr. Baldwin.

(4)
Amounts for Mr. Edward D. Bagley include (i) 126,166 shares held by Edward D. Bagley’s spouse with respect to which he disclaims beneficial ownership but also has acknowledged he may be deemed the owner (ii) 800,0000 shares that are deemed to be owned by his spouse based on the fact she is a trustee of the trust in which such shares are held and (iii) 834 shares of common stock issuable upon exercise of stock options. Mr. Edward D. Bagley has sole voting and dispositive power over 1,834,794 shares (including the shares that may be acquired pursuant to the exercise of stock options) and shared voting and dispositive power over the 126,166 shares held by Mr. Edward D. Bagley’s spouse. This information is based upon Schedules 13D/A, as filed by Mr. Edward D. Bagley with the SEC on March 14, 2013 and November 15, 2013. E. Bryan Bagley, who resigned as Director effective November 6, 2012 is the son of Edward D. Bagley, and each of them has previously disclaimed beneficial ownership of common stock beneficially owned by the other. The amounts indicated for Mr. Edward D. Bagley do not include any shares held by E. Bryan Bagley. All shares indicated as beneficially owned by Edward D. Bagley are subject to application of the Utah Control Shares Acquisition Act.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S
INDEPENDENT PUBLIC ACCOUNTANTS
We retained McGladrey LLP as our auditor and independent certified public accountants for the year ended December 31, 2013. The Board of Directors of the Company has approved the appointment of McGladrey LLP as our auditor and independent certified public accountants for the year ending December 31, 2014. The ratification of selection of our auditors for the current year ending on December 31, 2014 is being submitted to the shareholders for their consideration.
We previously retained Jones Simkins, P.C. (“Jones Simkins”) as our auditor and independent registered public accountants for the years ended December 31, 2011 and December 31, 2010. On July 23, 2012, we replaced Jones Simkins as our independent registered public accountants with McGladrey LLP. The decision to replace Jones Simkins was approved by the Audit and Compliance Committee of the Board of Directors.
Jones Simkins’ reports on the Company’s consolidated financial statements for the year ended December 31, 2011 and December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended December 31, 2011 and December 31, 2010 and through July 23, 2012, there were no disagreements between the Company and Jones Simkins on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Jones Simkins’ satisfaction, would have caused Jones Simkins to make a reference to the subject matter of the disagreement in connection with its report for such years and subsequent interim periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K for such years and subsequent interim periods through July 23, 2012.
During the years ended December 31, 2011 and December 31, 2010 and through July 23, 2012, neither the Company nor anyone acting on its behalf consulted McGladrey LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter that was the subject of a disagreement or reportable event as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K.
It is anticipated that a representative of McGladrey LLP will attend the meeting and will be available to respond to questions. It is not anticipated that the representative will make any statement or presentation, although the representative will have an opportunity to do so if he or she desires.
Principle Accountant Fees and Services
The following table presents aggregate fees billed by the principal accountants to our company:

	Year ended December 31,
	2013	2012
Audit Fees 1	$278,500	$179,466
Audit-related Fees	—	—
Tax fees 2	136,903	46,479
All other fees 3	—	—
Total	$415,403	$225,945

(1)	Represents fees billed for professional services rendered for the audit and reviews of our financial statements filed with the SEC on Forms 10-K and 10-Q.

(2)	Represents fees billed for tax filing, preparation, and tax advisory services.

(3)	Represents fees billed for all other non-audit services, such as consulting on potential acquisitions or dispositions.

Pre-Approval Policies and Procedures
The Audit and Compliance Committee ensures that we engage our independent registered public accounting firm to provide only audit and non-audit services that are compatible with maintaining the independence of our public accountants. The Audit and Compliance Committee approves or pre-approves all services provided by our public accountants. Permitted services include audit and audit-related services, tax services and other non-audit related services. Certain services are identified as restricted. Restricted services are those services that may not be provided by our external public accountants, whether identified in statute or determined to be incompatible with the role of an independent auditor. All fees identified in the preceding table were approved by the Audit and Compliance Committee. During 2013, the Audit and Compliance Committee reviewed all non-audit services provided by our independent registered public accounting firm and concluded that the provision of such non-audit services was compatible with maintaining the independence of the external public accountants.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSAL THREE
APPROVAL, BY NON-BINDING VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the disclosure rules of the SEC.
As described in detail under the headings “Compensation Committee” and “Executive Compensation,” our executive compensation programs are designed to attract and retain key executives, to stimulate management’s efforts on our behalf in a way that supports our business plan and to align management’s incentives with our long-term interests and those of our shareholders. Please read the discussion under the headings “Compensation Committee” beginning on page 8 and “Executive Compensation” beginning on page 11 for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our named executive officers.
We are asking shareholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal, commonly known as “say on pay,” gives our shareholders the opportunity to express their views on our named executive officers’ compensation. The vote on this proposal is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote FOR this proposal on their proxy card.
The say on pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders, and to the extent there is any significant vote against our named executive officers’ compensation as disclosed in this proxy statement, the Compensation Committee will evaluate what, if any, actions are necessary to address the concerns of shareholders.
Accordingly, we ask our shareholders to approve the following advisory resolution at the 2014 Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the compensation tables and narrative discussion, is hereby APPROVED.”
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL FOUR

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2007 EQUITY INCENTIVE PLAN TO ALLOW FOR AN ADDITIONAL AMOUNT OF SECURITIES TO BE MADE AVAILABLE FOR INCENTIVE AWARDS

Equity Incentive Plan
The Board of Directors of the Company has approved and is recommending to shareholders of the Company approval of the ClearOne, Inc. Equity Incentive Plan (the “Plan”) to permit the Board of Directors to grant eligible employees, officers, nonemployee directors and other service providers awards of stock options, stock appreciation rights, restricted stock awards and restricted stock units. The Company’s shareholders must approve this Plan in order for it to be effective. If approved by the shareholders, the Plan will amend and restate the Company’s 2007 Equity Incentive Plan.
The 2007 Equity Incentive Plan was approved by the Company’s shareholders at the Annual Meeting of Shareholders held on November 20, 2007. The number of shares authorized under the 2007 Equity Incentive Plan was 1.0 million shares of common stock. There are currently 90,967 shares that remain available for future grants under the 2007 Equity Incentive Plan. The remaining shares available for future awards under the 2007 Equity Incentive Plan are insufficient to meet the Company’s long-term incentive needs.  The amendment and restatement of the 2007 Equity Incentive Plan, subject to shareholder approval, would allow for 1.0 million additional shares to be made available for awards under the Plan.  The limits contained in the Plan are subject to certain adjustments as provided in the Plan in the event of stock splits, stock dividends, the issuance of rights and certain other events.
The following summary of the Plan is qualified in its entirety by the provisions of the Plan, a copy of which is attached to this Proxy Statement as Appendix A.
Purpose
The purpose of the Plan is to advance the interests of the Company by stimulating the efforts of employees, officers, nonemployee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company.
Administration
The Administrator of the Plan will be the Compensation Committee of the Board of Directors or, in the absence of a Compensation Committee, the Board of Directors itself. Such committee, if it grants awards to officers and directors of the Company, must be made up of two or more "non-employee directors" (as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended). The Administrator has full authority and discretion in the administration of the Plan, including adopting rules for administration of the Plan and determining the designation of those persons receiving grants, the type of award granted, the number of shares to be covered, the exercise price, and other terms. The Administrator's decisions in the administration of the Plan are final and binding on all persons for all purposes.
Key Terms

Plan Term:
The Plan shall remain available for the grant of awards until the tenth anniversary of the effective date of the Plan, or until the date on which all shares available under the Plan have been issued. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine.

Eligible Participants:
Current or prospective officers, employees or directors of the Company or certain of its subsidiaries, and any service provider who has been retained to provide consulting, advisory or other services to the Company or certain of its subsidiaries are eligible to participate under the Plan. Currently, there are three executive officers, three (3) non-employee directors, and 166 other employees of the Company and its subsidiaries, all of whom (as well as future employees) are eligible to participate in the Plan.

Shares Authorized Under the Plan:
Two million shares of Common Stock, subject to adjustment to reflect stock splits and similar events (which amount includes (i) the one million shares originally authorized under the 2007 Equity Incentive Plan, of which 909,033 have been issued or reserved for issuance pursuant to outstanding Awards under the 2007 Equity Incentive Plan, and (ii) an additional one million shares available for future grants if approved by the shareholders).

Award Types:
Incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)
Nonqualified stock options (“NSOs”) not covered under Section 422 of the Code
Stock appreciation rights, granting the recipient the right to receive, in cash or stock or a combination thereof, value equal to an excess of the market price of shares at the time of exercise over the exercise price of the right
Restricted stock, which will be subject to a risk of forfeiture and nontransferable until it vests over time
Incentive Bonuses based on performance criteria determined by the Administrator
Qualified performance-based incentives to employees who qualify as covered employees within the meaning of Section 162(m) of the Code

Vesting:	To be determined by the Administrator

Award Terms
Stock Options
The Company may grant ISOs under the Plan only to employees of the Company. An ISO is an Award in the form of a stock option to purchase shares of the Company’s common stock that is intended to comply with the requirements of Section 422 of the Code. Such grants must be at an exercise price per share not less than 100% of the fair market value of the Common Stock at the date of the grant (110% for optionees holding 10% or more of the Company's Common Stock). The Plan limits grants of ISOs that may be exercised for the first time by the holder during any calendar year to $100,000 in market value. For optionees holding more than 10% of the Company's Common Stock, ISOs must expire within five years from the date of grant. ISOs are exercisable during a recipient's lifetime only by such recipient and are transferable only upon death by will or the laws of descent and distribution.
The Company may grant NSOs under the Plan to directors, employees, consultants and advisors. An NSO is an Award in the form of a stock option to purchase shares of the Company’s common stock that does not qualify for the special tax treatment accorded to ISOs under Section 422 of the Code. Since NSOs are not subject to the requirements of the Code, such Awards may not contain the same restrictions as ISOs issued under the Plan. NSOs must, however, have an exercise price not lower than the fair market value of the Common Stock on the date of grant. Additionally, no option, either ISO or NSO, may have a term of more than 10 years from the date of grant.
The Administrator shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the date of grant. Upon the death of a optionee, while in the employ of the Company or any Subsidiary or while serving as a member of the Board, such options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the one (1) year period commencing on the date of death to the extent that the options are exercisable as of that date. Upon termination of employment as a result of the total and permanent disablement of an optionee , such options then held shall be exercisable during the one (1) year period commencing on the date of termination to the extent that the options are exercisable as of that date. Upon retirement of an optionee, options then held shall be exercisable during the one (1) year period commencing on the date of retirement. Upon the date of a termination of an optionee’s employment for cause, any option that is unexercised prior to the date of termination shall terminate as of such date. These general rules regarding exercise following termination may be varied by the Administrator, but in no event may an option be exercised later than the date of expiration of the option.

Options may or may not be subject to a vesting schedule, whereby the options become exercisable by the recipient in portions. Such vesting may be based on the passing of time, performance goals, or some other criteria determined by the Administrator. Generally, such vesting may be accelerated by the Administrator in its discretion in the event of a major corporation transaction (such as a merger or sale of all assets) or certain changes in control of the Company.
Stock Appreciation Rights
Stock Appreciation Rights may be granted to directors, employees, consultants and advisors either in tandem with or as a component of other Awards granted under the Plan. A Stock Appreciation Right is a right granted to a Plan participant that entitles the participant to receive, in cash or shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the market price of a specified number of shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award.
Restricted Stock and Restricted Stock Units
Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan as determined by the Administrator. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are awards denominated in units of shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate.
Amendments
The Board of Directors may not increase the number of shares that may be awarded under the Plan without approval by the shareholders except in the case of certain adjustments and changes in the common stock. The Administrator may otherwise amend the Plan at any time and in any manner, subject to the rights of the holders of outstanding awards as specified in their option agreements.
Adjustments
In the event of a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of the Company outstanding, the Administrator shall adjust the number and kind of shares available for grant under the Plan, subject to the various limitations set forth in the Plan. The Administrator may also adjust the price, number or kind of shares, vesting and other terms subject to each Award to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.
U.S. Income Tax Consequences
Stock option grants under the Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified stock options governed by Code Section 83. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have ordinary taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. The Company will be entitled to a corresponding deduction on its income tax return. A subsequent sale will result in capital gain equal to sale price less market price at exercise date. A participant will have no taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Disposition of appreciated shares acquired through the exercise of an incentive stock option will result in long term capital gain if the stock is held one year after exercise and at least two years after date of grant; if the holding period is not met, then ordinary income will result, with the Company receiving a deduction.
Restricted stock awards are governed by Section 83 of the Code. Generally, no taxes are due when a restricted stock award is initially made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid on the value of the stock at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold. A participant may elect under Section 83(b) of the Code to report income resulting from the restricted stock awards in the year received. If elected, all subsequent appreciation of the restricted stock awards will be taxed at capital gain rates.
As described above, awards granted under the Plan may qualify as “performance-based compensation” under Section 162(m) in order to preserve federal income tax deductions by Company with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of Company’s five most highly compensated executive officers. To so qualify, options and other awards must be granted under the Plan by a committee consisting solely of two or more “outside directors” (as defined under regulations) and satisfy the Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year (value not greater than $100,000). In addition, for awards other than options to qualify as “performance-based compensation,” the issuance or vesting of the award, as the case may be, must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.”
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSED AMENDED AND RESTATED EQUITY INCENTIVE PLAN TO ALLOW FOR AN ADDITIONAL 1.0 MILLION SHARES TO BE AVAILABLE FOR POSSIBLE INCENTIVE AWARDS.

PROPOSAL FIVE

APPROVAL OF CLEARONE, INC. EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has approved and is recommending to shareholders of the Company the approval of the ClearOne, Inc. Employee Stock Purchase Plan (the “ESPP”).  The intent of the ESPP is to encourage employees to acquire equity ownership in the Company in an effort to ensure a close alignment of the interests of employees with those of the Company’s shareholders.

The Company currently has in place the 1997 Employee Stock Purchase Plan, which will expire in June 2015. Under the 1997 Employee Stock Purchase Plan 500,000 shares of common stock were authorized out of which about 14,000 shares have been issued. Under the 1997 Employee Stock Purchase Plan, employees can purchase common stock through payroll deductions of up to 10 percent of their base pay. Amounts deducted and accumulated by the employees are used to purchase shares of common stock on or about the first day of each month. The Company contributes to the account of the employee one share of common stock for every nine shares purchased by the employee under the ESPP.

Under the proposed ESPP, employees are allowed to purchase the Company’s common stock under the ESPP at a price equal to 85% of the lower of the fair market value on either the opening or closing date of the respective offering period, as described further below. The proposed ESPP has 500,000 shares of the Company’s common stock authorized for future purchase. The proposed ESPP is intended to conform to current best practices and will enable the Company to continue to use an employee stock purchase plan as a valuable tool for attracting and retaining key personnel and aligning the interests of ESPP participants with those of the Company’s shareholders. The Company believes that the ESPP remains an important element of a competitive compensation package, especially for technology companies, as these plans are offered by most public companies with which we compete for employees.

Summary of the ESPP

The full text of the plan is included in this Proxy Statement as Appendix B.  The following summary is qualified in its entirety by reference to the full text of the ESPP.

Purpose.  The Purpose of the ESPP is to secure for our Company and its shareholders the benefits of the incentive inherent in ownership of Company stock by eligible present and future employees of our Company and its designated subsidiaries.

Administration.  The ESPP will be administered by the Compensation Committee which has the authority to take any and all actions necessary to implement, interpret, prescribe, amend, and rescind rules and regulations relating to the ESPP.  The Committee’s determinations are final and binding on the Company and shall be uniformly and consistently applied to all persons in similar circumstances.  Members of the Compensation Committee are entitled to such indemnification and reimbursement as directors of the Company as provided in the Articles of Incorporation and/or the Bylaws.

Eligibility.  An employee of our Company, its current subsidiaries listed on Exhibit A to the ESPP, or such of its future participating subsidiaries as may later be designated by Board’s Compensation Committee will be eligible to participate in the ESPP.  Notwithstanding the foregoing, the following individuals are not eligible to participate in the ESPP:

•	any employee who is employed for less than one year prior to the grant date;

•	any employee whose customary employment is twenty hours or less per week as of the grant date;

•	any employee whose customary employment is for not more than five months in any calendar year

•	any director of our Company or of any subsidiary who is not an employee

•	any independent contractor who is not an employee; and

•
any employee who is a citizen or resident of a foreign jurisdiction and such jurisdiction would prohibit a grant of an option under the ESPP or compliance with such jurisdiction would cause the ESPP to violate the Internal Revenue Code.

The Company has also reserved the right to modify the eligibility and participation requirements of the ESPP in the event of an acquisition by our Company as they relate to employees of the acquired person or entity who become employees of our Company or a subsidiary.

Participation. An eligible employee may elect to participate in the ESPP as of the first day of any offering period by completing an Enrollment Form and filing such Enrollment Form by the deadline established by the Compensation Committee or its delegate.  The Compensation Committee will establish the minimum and maximum compensation, expressed either as a percentage or a flat dollar amount, that a participant may elect to contribute, and such limits will be applied uniformly to all participants.  A participant may increase or decrease his or her payroll deduction, subject to any contribution limits, by filing a new Enrollment Form.  A participant may also cease his or her participation in the ESPP at any time.  If a participant ceases his or her participation during an offering period, then he or she may elect to either apply any payroll deductions credited to his or her payroll deduction account prior to the date such cessation is effective toward the purchase of Company shares during such offering period, or receive a refund of any payroll deductions credited to his or her payroll deduction account for such offering period.  If elected, any refund will be made as soon as administratively practicable.  Any change or cessation shall be effective as of the payroll period following the date of the participant’s request, or as soon as administratively practicable thereafter.

Shares Available.  There is reserved for issuance and purchase by employees under the ESPP an aggregate of 500,000 shares of Company stock, subject to adjustment in the event of a stock dividend, spinoff, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock.

Offering Periods. The ESPP is implemented by offering periods lasting six months in duration, with a new offering period commencing on January 1 and July 1 of each year, unless the Compensation Committee determines another period of time during which shares are offered. No offering period may be longer than twenty-seven months or less than one month. To participate in the ESPP, each eligible employee must authorize payroll deductions pursuant to the ESPP.

Purchase Price. The ESPP permits employees of the Company and its designated subsidiaries to purchase the Company’s common stock at a discount equal to 85% (unless the Compensation Committee increases the percentage) of the lesser of (i) the market value of the shares on the first business day of the offering period and (ii) the market value of the shares on the last business day of the offering period, subject to limits set by the Code and the ESPP. The fair market value of the common stock on a given date is generally the closing sale price of the common stock as reported on the NASDAQ Capital Market for such date.

Limits on Participation.  Unless the Compensation Committee determines another limit prior to an offering period, eligible employees shall be permitted to purchase no more than 2,500 shares of Company stock during any one offering period.  Notwithstanding the foregoing, no eligible employee may be granted any options during any one calendar year which permit the purchase of shares of Company stock under the ESPP to accrue at a rate that exceeds $25,000 of the fair market value of such stock, determined on the grant date, in compliance with the Internal Revenue Code.  In addition, a participant’s payroll deduction account may not be used to purchase Company stock on any investment date to the extent that after such purchase, the participant would own stock possessing 5% or more of the total combined voting power of the Company or its parent or subsidiary.

The custodian will acquire shares of Company stock for participants as of each investment date from the Company or, if directed by the Company, by purchases on the open market or in private transactions using total payroll deduction amounts received by the custodian.

Method of Purchase and Investment Accounts.  Each participant having funds in his or her payroll deduction account on an investment date shall be deemed, without further action, to have purchased the number of shares of Company stock, including fractional shares unless otherwise determined by the Compensation Committee, which the eligible funds in his or her payroll deduction account could purchase on that investment date at that purchase price.  All shares purchased shall be maintained by a custodian in a separate investment account for each participant.  All cash dividends paid from shares of Company stock held in these investment accounts will be added to a participant’s payroll deduction account and used to purchase shares of Company stock for the participant’s investment account.  All dividends distributed in-kind with respect to Company stock held in the investment account will be added to the shares held for a participant in his or her investment account.  Any distribution of shares with respect to shares of Company stock held for a participant in his or her investment account will be added to the shares of Company stock held for a participant in his or her investment account.  Expenses incurred in the purchase of shares will be paid by the Company.

Rights not Transferable.  Rights under the ESPP are not transferable by a participant, except by will or by the laws of descent and distribution.  Rights under the ESPP are exercisable during a participant’s lifetime only by him or her.

Retirement, Termination and Death.  In the event of a participant’s retirement, termination of active employment, or death, all payroll deductions will cease to be effective with such event and the amount in his or her payroll deduction account will be refunded to that participant.  Certificates will be issued for full shares of company stock held in the participant’s investment account if elected with the custodian and pursuant to the rules of the custodian.  If a participant elects to sell the shares, he or she will receive the proceeds of the sale, less selling expenses.  In the event of a participant’s death, the amount, if any, in his or her payroll deduction account will be paid to the estate and any shares will be delivered to any beneficiary that the participant has properly designated in the forms filed with the custodian, or if no designation has been made, the shares will be delivered to the estate.

Amendment of the ESPP.  The ESPP may be amended at any time or from time to time by the Board of Directors of the Company, provided however that the shareholders must approve any amendment that would increase the number of securities that may be issued under the ESPP.

Termination of the ESPP.  The ESPP and all rights under the ESPP shall terminate at the discretion of the Board of Directors.  Upon termination, all amounts in an employee’s payroll deduction account that are not used to purchase Company stock will be refunded.

U.S. Federal Income Tax Consequences.  The ESPP is intended to qualify as an “employee stock purchase plan” under the provisions of section 423 of the Internal Revenue Code.  A participant’s payroll contributions are made on an after-tax basis, but the grant of the option and the purchase of shares on the date of exercise are not taxable events for the participant.  However, a participant may become liable for income tax upon the dispositions of shares acquired under the ESPP, and the tax consequences will depend on how long a participant has held the shares prior to the disposition.

If the participant disposes of the shares in a “qualifying disposition” - the disposition of the shares that occurs (1) at least two years after the date of grant, which is the first day of the offering period, and (2) at least one year after the date of exercise, which is the date shares are purchased under the ESPP (or if the participant dies while owning the shares), the participant will have the following tax consequences:  in the year of the disposition (or death), the participant will include in his or her taxable ordinary income the lesser of the fair market value of the shares at the date of grant over the purchase price paid under the option, or the excess of the fair market value of the shares at the time of the disposition (or death) over the purchase price paid under the option.  The excess of the fair market value of the Company’s common stock upon the disposition over its adjusted basis (the sum of the amount paid under the option plus the amount included in income as compensation) will generally be taxed as long-term capital gain.  If the shares are sold at a price that is less than the purchase price paid under the option, the difference would be a long-term capital loss for the participant.  No deduction is allowed to the Company or other participating company upon a qualifying disposition.

When shares are disposed of before the expiration of either the two-year or one-year holding period described above (unless the participant dies while owning the shares), the disposition is a “disqualifying disposition.”  In the year of the disqualifying disposition, the participant will include in his or her taxable ordinary income the amount by which the fair market value of the shares on the date of exercise exceeds the purchase price paid under the option.  This excess amount is taxable to the participant even if no gain is realized on the disposition and even if the shares are disposed of for less than the fair market value on the date of exercise.  The excess of the amount realized upon the disposition of the Company common stock over its adjusted basis (the sum of the amount paid under the option plus the amount included in gross income as compensation) is a capital gain.  The participant will have a capital loss if the shares are sold for an amount that is less than the fair market value on the date of exercise.  The capital gain or capital loss will be a short-term or long-term capital gain or loss depending on the period of time that the participant held the shares.  In the event of a disqualifying disposition, our Company or other participating corporation will generally be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the participant disposing of the shares.

Currently, the Company and participating subsidiaries are not required to withhold federal employment or income taxes upon the exercise of options under the ESPP.

The foregoing summary of the effect of federal income taxation upon the participants in the Company with respect to the purchase of shares under the ESPP does not purport to be complete, and reference should be made to the applicable provisions of the Internal Revenue Code.  This summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country that may apply.

The Board of Directors recommends that the shareholders vote “FOR” APPROVAL OF THE PROPOSED CLEARONE, INC. EMPLOYEE STOCK PURCHASE PLAN.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
Any shareholder that wishes to present any proposal for shareholder action at our Annual Meeting of Shareholders to be held during calendar year 2015 must notify us at our principal executive offices no later than February 2, 2015 in order for the proposal to be included in our proxy statement and form of proxy relating to that meeting.
Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the annual meeting to be held during calendar 2015, except in circumstances where (i) we receive notice of the proposed matter no later than March 17, 2015 and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.
OTHER MATTERS
We know of no other business to be submitted at the meeting. If any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as our Board of Directors may recommend.
Dated: November 10, 2014

Appendix A

CLEARONE, INC.
EQUITY INCENTIVE PLAN
AMENDED AND RESTATED EFFECTIVE [DATE]

1.	Purpose

The purpose of the ClearOne, Inc. Equity Incentive Plan (the “Plan”) is to advance the interests of ClearOne, Inc. (the “Company,” formerly known as ClearOne Communications, Inc.) by stimulating the efforts of employees, officers, nonemployee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company. The Plan provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, as determined by the Administrator. The Company previously adopted the ClearOne Communications, Inc. 2007 Equity Incentive Plan, effective as of November 20, 2007. The Plan is hereby amended and restated effective _____________ and is renamed the “ClearOne, Inc. Equity Incentive Plan.”

2.	Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a)“Administrator” means the Administrator of the Plan in accordance with Section 20.

(b)“Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.

(c)“Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator. The Award Agreement may be executed electronically.

(d)“Board” means the board of directors of the Company.

(e)“Cause” means the (i) commission of an act of fraud or theft against the Company; conviction (including a guilty plea or plea of nolo contendere) for any felony; (ii) conviction (including a guilty plea or plea of nolo contendere) for any misdemeanor involving moral turpitude which might, in the Company’s opinion, cause embarrassment to the Company; (iii) significant violation of any material Company policy; (iv) willful or repeated nonperformance or substandard performance of material duties which is not cured within thirty (30) days after written notice thereof to the Participant; or (v) violation of any material state or federal laws, rules or regulations in connection with or during performance of the Participant’s work which, if such violation is curable, is not cured within thirty (30) days after notice thereof to the Participant.

(f)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

(g)“Company” means ClearOne, Inc., a Utah corporation.

(h)“Incentive Bonus” means a bonus opportunity awarded under Section 9(a) pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement.

(i)“Incentive Stock Option” means a stock option that is intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

(j)“Nonemployee Director” means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.

(k)“Nonqualified Stock Option” means a stock option that is not intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

(l)“Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan that entitles the Participant to purchase a certain number of Shares at an exercise price established by the Administrator.

(m)“Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

(n)“Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more performance criteria pursuant to Section 14.

(o)“Plan” means the ClearOne, Inc. Equity Incentive Plan as set forth herein and as amended from time to time.

(p)“Qualifying Performance Criteria” has the meaning set forth in Section 14(b).

(q)“Restricted Stock” means Shares granted pursuant to Section 8 of the Plan.

(r)“Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.

(s)“Retirement” has the meaning specified by the Administrator in the terms of an Award Agreement or, in the absence of any such term, for Participants other than Nonemployee Directors shall mean retirement from active employment with the Company and its Subsidiaries (i) at or after age 55 and with the approval of the Administrator or (ii) at or after age 65. The determination of the Administrator as to an individual’s Retirement shall be conclusive on all parties.

(t)“Share” means a share of the Company’s common stock, par value $.001, subject to adjustment as provided in Section 13.

(u)“Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the market price of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

(v)“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(w)“Termination of Employment” means ceasing to serve as a full-time employee of the Company and its Subsidiaries or, with respect to a service provider, ceasing to serve as such for the Company, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine, subject to Section 6(d), that an approved leave of absence or approved employment on a less than full-time basis is not considered a “termination of employment,” (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a “termination of employment,” (iii) service as a member of the Board shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of employment with the Company and its Subsidiaries for purposes of any affected Participant’s Options, and the Administrator’s decision shall be final and binding.

(x)“Total and Permanent Disablement” has the meaning specified by the Administrator in the terms of an Award Agreement or, in the absence of any such term or in the case of an Incentive Stock Option, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The determination of the Administrator as to an individual’s Total and Permanent Disablement shall be conclusive on all parties.

3.	Eligibility

Any person who is a current or prospective officer or employee (including any director who is also an employee, in his or her capacity as such) of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. Any Nonemployee Director shall be eligible for the grant of Awards hereunder as determined by the Administrator. In addition any service provider who has been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Administrator. For purposes of this Plan, the Chairman of the Board’s status as an employee shall be determined by the Administrator.

4.	Effective Date and Termination of Plan

This Plan originally became effective on November 20, 2007, the date on which the Plan was approved by the Company’s shareholders and adopted by the Board of Directors. The Plan, as amended and restated herein is effective [insert date of shareholder approval] (the “Effective Date”), the date on which the Plan was approved by the Company’s shareholders and adopted by the Board of Directors. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the shareholders prior to the first anniversary date of the effective date of the Plan, by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s shareholders or by written consent in accordance with the laws of the State of Utah. However, if the Company’s shareholders do not approve the Plan as amended and restated, the Plan as in effect prior to this amendment and restatement shall stay in effect and any Awards granted under this Plan, as amended and restated, shall continue only if they could have been granted under the Plan as in effect before such amendment and restatement. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5.	Shares Subject to the Plan and to Awards

(a)Aggregate Limits. The aggregate number of Shares issuable pursuant to all Awards under this Plan shall not exceed 2,000,000; provided that any Shares granted after the Effective Date under Options or Stock Appreciation Rights shall be counted against this limit on a one-for-one basis and any Shares granted under Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two (2) Shares for every one (1) Share subject to such Award. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 13. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b)Issuance of Shares. For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award under this Plan. Notwithstanding the foregoing, Shares subject to an Award under this Plan may not again be made available for issuance under this Plan if such shares are: (i) shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right,

(ii) shares used to pay the exercise price of an Option, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related to an Option or a Stock Appreciation Right, (iv) shares repurchased on the open market with the proceeds of an Option exercise, or (v) shares that are not issued because the Award was settled in cash. Shares subject to Awards that have been canceled, expired, forfeited, terminated or otherwise not issued under an Award shall not count as shares issued under this Plan.

(c)Maximum Awards. No Participant may receive an Award in any calendar year during the term of the Plan in excess of the following limits: (i) in the case of Options and Stock Appreciation Rights, Awards covering a maximum of 250,000 Shares, (ii) in the case of an Award other than an Option or Stock Appreciation Right, 250,000 Shares (determined before the application of the two-to-one multiplier described in paragraph (a)), and (iii) in the case of a Performance Award that provides for a target number of Shares and also provides that a larger number of Shares (not exceeding twice the target) may be granted if the performance criteria are exceeded, the limits set forth in clauses (i) and (ii) shall be based on the target award, provided that for purposes of Section 5(a), the number of Shares available for issuance shall be reduced by the number of Shares actually issued. The preceding limits shall be subject to adjustment as provided in Section 13. The maximum number of Shares with respect to which Incentive Stock Options may be granted shall be 1,300,000, which shall be adjusted pursuant to Section 13 only the extent permitted by Section 422 of the Code.

6.	Options

(a)Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a shareholder with respect to any Shares subject to Option hereunder until said Shares have been issued, except that the Administrator may authorize dividend equivalent accruals with respect to such Shares. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b)Price. The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the fair market value of the Shares on the date of grant. However, the exercise price per Share with respect to an Option that is granted in connection with a corporate transaction (as defined in Section 409A of the Code) as a substitute or replacement award may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. In such circumstance, the terms of such substitute or replacement award must otherwise satisfy the requirements of Section 409A of the Code with respect to discounted stock options that are otherwise exempt from Section 409A of the Code. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares deliverable upon exercise.

(c)No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 13) the exercise price of an Option may not be reduced without shareholder approval (including canceling previously awarded Options in exchange for cash, another Option with a lower exercise price or the grant of another type of Award).

(d)Provisions Applicable to Options. The date or dates on which Options become exercisable shall be determined at the sole discretion of the Administrator and set forth in an Award Agreement. Options shall be subject to such terms and conditions as shall be determined by the Administrator. Unless provided otherwise in the applicable Award Agreement, to the extent that the Administrator determines that an approved leave of absence or employment on a less than full-time basis is not a Termination of Employment, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.

(e)Term of Options and Termination of Employment. The Administrator shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the date of grant. Unless an Option earlier expires upon the expiration date established pursuant to the foregoing sentence, upon the termination of the

Participant’s employment, his or her rights to exercise an Option then held shall be only as follows, unless the Administrator specifies otherwise:

(1)Death. Upon the death of a Participant while in the employ of the Company or any Subsidiary or while serving as a member of the Board, the Participant’s Options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the one (1) year period commencing on the date of death to the extent that the Options are exercisable as of that date. Any and all of the deceased Participant’s Options that are not exercised during the one (1) year commencing on the date of death shall terminate as of the end of such one (1) year period. To the extent that any Option is not exercisable as of the date of death, such portion of the Option shall remain unexercisable and shall terminate as of such date.
If a Participant should die within thirty (30) days after his or her Termination of Employment with the Company and its Subsidiaries, an Option shall be exercisable by his or her estate, heir or beneficiary at any time during the one (1) year period commencing on the date of termination, but only to the extent of the number of Shares as to which such Option was exercisable as of the date of such termination. Any and all of the deceased Participant’s Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period. A Participant’s estate shall mean his or her legal representative or other person who so acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.
(2)Total and Permanent Disablement. Upon termination of employment as a result of the Total and Permanent Disablement of any Participant, the Participant’s Options then held shall be exercisable during the one (1) year period commencing on the date of termination to the extent that the Options are exercisable as of that date. Any and all Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period. To the extent that any Option is not exercisable as of the date of termination, such portion of the Option shall remain unexercisable and shall terminate as of such date.
(3)Retirement. Upon Retirement of a Participant, the Participant’s Options then held shall be exercisable during the one (1) year period commencing on the date of Retirement. The number of Shares with respect to which the Options shall be exercisable shall equal the total number of Shares that were exercisable under the Participant’s Option on the date of his or her Retirement. Any and all Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period. To the extent that any Option is not exercisable as of his or her Retirement, such portion of the Option shall remain unexercisable and shall terminate as of such date.

(4)Cause. Upon the date of a termination of a Participant’s employment for Cause, any Option that is unexercised prior to the date of termination shall terminate as of such date.

(5)Other Reasons. Upon the date of a termination of a Participant’s employment for any reason other than those stated above in Sections 6(e)(1), (e)(2), (e)(3) and (e)(4) or as described in Section 18, (A) to the extent that any Option is not exercisable as of such termination date, such portion of the Option shall remain unexercisable and shall terminate as of such date, and (B) to the extent that any Option is exercisable as of such termination date, such portion of the Option shall expire on the earlier of (i) ninety (90) days following such date and (ii) the expiration date of such Option.

(f)Incentive Stock Options. Notwithstanding anything to the contrary in this Section, in the case of the grant of an Option intending to to be treated as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110 percent of the fair market value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate fair market value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Employment (or such other period of time provided in Section 422 of the Code).

7.	Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each Participant. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement. Other than in connection with a change in the Company’s capitalization (as described in Section 13) the exercise price of Stock Appreciation Rights may not be reduced without shareholder approval (including canceling previously awarded Stock Appreciation Rights andin exchange for cash, another Stock Appreciation Right with a lower exercise price or the grant of another type of Award).

8.	Restricted Stock and Restricted Stock Units

(a)Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b)Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

(c)Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include Qualifying Performance Criteria. The grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than six months, except that the Administrator may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Participant’s death, disability, Retirement or in connection with a change of control, and the Administrator may provide that any such restriction or limitation will not apply in the case of a Restricted Stock or Restricted Stock Unit Award that is issued in payment or settlement of compensation that has been earned by the Participant. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified when the Award is granted.

(d)Discretionary Adjustments and Limits. Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance based compensation,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

(e)Voting Rights. Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(f)Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator.

9.	Other Awards

(a)Incentive Bonuses. The Administrator may in its discretion grant to any Participant the right to receive an Incentive Bonus, which shall be an amount payable in cash to the Participant based on the achievement of performance criteria as determined by the Administrator, and payable at such times, in such amounts, and subject to such conditions as the Administrator may in its sole discretion determine.

(b)Dividend Equivalents. If the Administrator so chooses, it may grant dividend equivalents, which shall consist of a grant to a Participant made in connection with any Award otherwise granted under the Plan, of a cash payment equal to all or a portion of the dividends that the Participant would have received had the Participant owned the number of Shares subject to the Award on the record date for dividends paid by the Company. Dividend equivalents may be granted either at the same time the underlying Award is granted, or at any time while the Award is outstanding, and shall be subject to such terms and conditions as the Administrator determines appropriate that must be satisfied before the transfer of Shares including, without limitation, continued employment through specified dates or the achievement of performance goals established by the Administrator; provided, however, that if the underlying Award is conditioned upon the achievement of performance goals, receipt of the dividend equivalent payments shall be conditioned at least upon achievement of a performance goal (which need not be the same goal), plus any additional conditions that the Administrator deems appropriate. Dividend equivalent payments shall be paid at the times specified in the Award Agreement, which may be the record date for payment of the dividend, the date on which the underlying Award either vests or is settled, or such other time or times as the Administrator determines provided that the time of payment satisfies the requirements of Section 409A of the Code and the regulations thereunder. Notwithstanding the foregoing, payment of dividend equivalents granted with respect to an

Option or Stock Appreciation Right shall in no event be conditioned upon the Participant’s exercise of the underlying Option or Stock Appreciation Right.

10.Fair Market Value.

The fair market value of a Share at any time shall be determined on the basis of the trading price of the stock in such manner as the Administrator may deem equitable or as required by applicable law or regulation which shall include regulations regarding the determination of fair market value promulgated under Section 409A of the Code.

11.	Deferral of Gains.

Subject to Section 15(i), the Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus.

12.	Conditions and Restrictions Upon Securities Subject to Awards.

The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

13.	Adjustment of and Changes in the Stock.

The number and kind of Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Shares subject to the individual limits set forth in Section 5 of this Plan, shall be adjusted by the Administrator as it determines appropriate to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Shares of the Company outstanding. Such adjustment may be designed to comply with Section 424 of the Code may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s security holders. The terms of any outstanding Award may also be adjusted by the Administrator as to price, number or kind of Shares subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.
In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, by reason of a change of control, other merger, consolidation or otherwise, then the Administrator shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected. In addition, in the event of a change in control or of such other change described in this paragraph, the Administrator may accelerate the time or times at which any Award shall be vested and the extent to which Performance Awards are deemed to have been earned, and may provide for cancellation of any Awards in return for a payment equal to the value of the Shares covered by the Award; provided, that in the case of an Option or Stock Appreciation Right, the payment shall be equal to the excess, if any, of the value of the Shares over the exercise price of the Option or Stock Appreciation Right, and if the value of the Shares does not exceed the exercise price, such Awards may be cancelled without payment of additional consideration.
No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

14.	Qualifying Performance-Based Compensation.

(a)General. The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares or units to be granted, retained, vested, issued or issuable pursuant to an Award, or the amount to be paid with respect to an Incentive Bonus, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. A Performance Award may be identified as “Performance Share”, “Performance Equity”, “Performance Unit” or other such term as chosen by the Administrator. In addition, the Administrator may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an award may, unless otherwise specified in the Award Agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

(b)Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a preestablished target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow (before or after dividends), (ii) earning or earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total shareholder return, (vi) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) NSR and/or Total backlog, or (xxi) days sales outstanding. To the extent consistent with Section 162(m) of the Code, the Administrator (A) shall appropriately adjust any evaluation of performance under Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the acquisition or disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under Qualifying Performance Criteria to exclude any of the following events that occur during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

15.Compliance with Section 409A.

(a)It is the Company’s intent that any Award granted under this Plan be structured to be exempt from Section 409A of the Code, including all Treasury Regulations and other guidance issuance pursuant thereto or to comply with the requirements of deferred compensation subject to Section 409A. To the extent any Award under this Plan constitutes deferred compensation as defined in Section 409A (a “409A award”), the rules of this Section shall apply to the extent required by Section 409A of the Code, notwithstanding any provision of the Plan or any Award Agreement to the contrary. For purposes of this Section, an Award shall constitute a 409A award only if and to the extent either
(1)it is an Award (other than an Option, Stock Appreciation Right, or Restricted Stock) that is not subject to a substantial risk of forfeiture as defined in Section 409A of the Code, and the settlement of such Award by the taxable payment of cash, stock or other property to the Participant either actually occurs after the later of March 15 of the calendar year following the year in which the Award ceases to be subject to a substantial risk of forfeiture (the “409A required payment date”), or the terms of the Plan or the Award Agreement provide for settlement after such date, or upon or after the occurrence of any event, that will or may occur later than the 409A required payment date; or

(2)the Administrator determines in good faith that the Award is a 409A award.

(b)If any amount becomes payable under any 409A award by reason of a Participant’s Termination of Employment, and such Participant incurs a Termination of Employment as defined by the Plan or the Award Agreement that is not a “separation from service,” as defined by Section 409A of the Code, then the Participant’s right to such payment shall be vested on the date of the Termination of Employment to the extent provided by the Plan or Award Agreement, but payment shall be deferred until the earliest of (i) the date the Participant incurs a separation from service (or six months thereafter to the extent required by Section 15(d)), (ii) the date that a “change in control event” with respect to the Participant occurs as defined in Section 409A of the Code, (iii) the Participant’s death, and (iv) if the terms of the Award Agreement provide for payment upon a specific vesting date, such vesting date. In such case, the Plan and the Award shall be construed as if “Termination of Employment” meant “separation from service.” The Administrator shall not exercise its discretion under the Plan in a manner inconsistent with the foregoing provisions.

(c)If any amount becomes payable under any 409A award by reason of a change in control, and a change in control occurs as defined in any Award Agreement that is not a “change in control event” with respect to such Participant, as defined by Section 409A of the Code, then the Participant’s right to such payment shall be vested on the date of the change in control to the extent provided in the Award Agreement, and the amount of such payment shall be determined as of such date, but payment shall be deferred until the earliest of (i) the date on which a change in control event occurs with respect to the Participant, (ii) the date on which the Participant incurs a separation from service (or six months thereafter to the extent required by Section 15(d)), (iii) the Participant’s death, and (iv) if the terms of the Award Agreement provides for payment upon a specific vesting date, such vesting date.

(d)No amount that becomes payable under any 409A award by reason of a Participant’s separation from service will be made to a Participant who is a “specified employee” (as defined by Section 409A of the Code) until the earlier of: (i) the first day following the sixth month anniversary of the Participant’s separation from service, or (ii) the Participant’s date of death.

(e)To the extent that payment of any amount is required to be deferred to a specific date (the “409A deferral date”) by reason of Section 409A of the Code, all amounts that would otherwise have been paid prior to the 409A deferral date shall be paid in a single lump sum on the first business day following the 409A deferral date, and the Administrator may, in its sole discretion (but shall in no event be required to) permit an earlier payment to a Participant to the extent necessary to alleviate a “severe financial hardship” resulting from an “unforeseeable emergency”, as defined in Section 409A of the Code.

(f)For purposes of Section 409A of the Code, each “payment” (as defined by Section 409A of the Code) made under this Plan with respect to a 409A award shall be considered a “separate payment” for purposes of Section 409A of the Code.

(g)Any payment with respect to a 409A award that becomes payable upon a specified vesting date, as defined in the Plan or Award Agreement, shall be paid as soon as practical after such vesting date, but not later than the last day of the calendar year in which the vesting date occurs (or, if later, the fifteenth day of the third month after the month that includes the vesting date).

(h)No Participant shall have any right to defer the amount received upon exercise of an Option or Stock Appreciation Right. To the extent a Participant is entitled to elect to defer the amount received upon settlement of any other Award to a non-qualified deferred compensation plan maintained by the Company, such deferral shall be elected and administered in accordance with Section 409A of the Code, and the right to defer shall be disregarded for purposes of applying the short-term deferral rules to payments made under Awards granted hereunder, as provided under in Treasury Regulation Section 1.409A-1(b)(4).

(i)The Administrator shall use commercially reasonable efforts to administer this Plan and each Award in a manner that is consistent with Section 409A of the Code. Notwithstanding the foregoing, if any Award granted under this Plan would fail to meet the requirements of Section 409A of the Code with respect to such Award, then such Award shall remain in effect and be subject to taxation in accordance with Section 409A of the Code. Neither the Company nor the Administrator shall have any liability for any tax imposed on a Participant by Section 409A of the Code, and if any tax is imposed on the Participant, the Participant shall have no recourse against the Company or the Administrator for payment of any such tax.

16.Transferability.

Each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Administrator, the person to whom an Award is initially granted (the “Grantee”) may transfer an Award other than an Incentive Stock Option to any “family member” of the Grantee (as such term is defined in Section 1 (a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

17.	Suspension or Termination of Awards.

(a)Acts of Misconduct. Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Chief Executive Officer or any other person designated by the Administrator (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section, the Authorized Officer, Administrator or the Board may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.
If the Administrator or an Authorized Officer determines a Participant has committed an Act of Misconduct, then except as otherwise provided by the Administrator, (i) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (ii) the Participant will forfeit all outstanding Awards and (iii) the Participant may be required, at the Administrator’s sole discretion, to return and/or repay to the Company any then vested Shares previously issued under the Plan (or any gain realized upon the Participant’s sale of Shares issued under an Award). In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Administrator. Any dispute by a Participant or other person as to the determination of the Administrator shall be resolved pursuant to Section 20 of the Plan.
For purposes of this Section, an Act of Misconduct, includes any of the following: act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, violation of Company ethics policy or code of conduct, or deliberate disregard of the Company or Subsidiary rules resulting in loss, damage or injury to the Company or any Subsidiary, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship.
(b)Recoupment. In the event the Company is required to issue an accounting restatement due to the material noncompliance (as determined by the Company) of the Company with any financial reporting requirement under the U.S. federal securities laws, the Company will seek to recover any award from a Participant who is an officer subject to Section 16 of the Securities Exchange Act of 1934, as amended, who received an Award from the Company or its Subsidiaries during the three-year period preceding the date on which the Company is required to prepare a restatement. For purposes of this Section, the amount to be recovered shall be all or any portion of an Award granted under the Plan that the Administrator determines, in its sole discretion, either (i) was granted, vested and/or settled based on the financial results that were subsequently restated in any material respect due to conduct by the Participant that the independent directors of the Board or a committee of such board determine, in their sole discretion, was knowing, intentionally fraudulent or illegal, (ii) the value of such Award was affected by the financial results that were subsequently restated in any material respect as provided in clause (i), or a forfeiture or recoupment is otherwise required by any provision of applicable law or exchange listing requirements. The foregoing shall be subject to any other recoupment policy adopted by the Company and the Administrator shall have exercise its discretion in determining the amount of and method for recoupment.

18.Compliance with Laws and Regulations.

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.
In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

19.	Withholding.

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Administrator may provide for or permit the minimum statutory withholding obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired.

20.	Administration of the Plan.

(a)Administrator of the Plan. The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board or, in the absence of a Compensation Committee, a properly constituted Compensation Committee or the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934, as amended, or cause an Award designated as a Performance Award not to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority, and any such Award shall be subject to the form of Option agreement theretofore approved by the Compensation and Organization Committee. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b)Powers of Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which constitute a change of control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 14; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(c)Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d)Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

21.Amendment of the Plan or Awards.

The Board may amend, alter or discontinue this Plan and the Administrator may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 14, no such amendment shall, without the approval of the shareholders of the Company:
(a)increase the maximum number of Shares for which Awards may be granted under this Plan;

(b)reduce the price at which Options may be granted below the price provided for in Section 6(b);

(c)reduce the exercise price of outstanding Options;

(d)extend the term of this Plan;

(e)change the class of persons eligible to be Participants;

(f)otherwise amend the Plan in any manner requiring shareholder approval by law or under the Nasdaq listing requirements; or

(g)increase the individual maximum limits in Section 5©.

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would materially impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any change of control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

22.	No Liability of Company.

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction or the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

23.	Non-Exclusivity of Plan.

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations to the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

24.	Governing Law.

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Utah and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

25.	No Right to Employment, Reelection or Continued Service.

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 22, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

26.	Market Standoff.

To the extent requested by the Company and any underwriter of securities of the Company in connection with a firm commitment underwriting, no holder of any Shares received as part of an Award will sell or otherwise transfer any such Shares not included in such underwriting, or not previously registered pursuant to a registration statement filed under the Securities Act of 1933, during the one hundred eighty (180) day period following the effective date of the registration statement filed with the Securities and Exchange Commission in connection with such offering, which period may be reduced in the sole discretion of the Company.

27.	Unfunded Plan.

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

APPENDIX B

CLEARONE, INC. EMPLOYEE STOCK PURCHASE PLAN

CLEARONE, INC.
EMPLOYEE STOCK PURCHASE PLAN

(Effective as of _______, 2014)

TABLE OF CONTENTS

1.	Purpose .......................................................................................................................................................1

2.	Definitions...................................................................................................................................................1

2.1	“Act”.............................................................................................................................................1

2.2	“Board” ........................................................................................................................................1

2.3	“Code” ........................................................................................................................................1

2.4	“Committee” ...............................................................................................................................1

2.5	“Company” .................................................................................................................................1

2.6	“Company Stock” ......................................................................................................................1

2.7	“Compensation” ........................................................................................................................1

2.8	“Custodian” ........................................................................................................................1

2.9	“Eligible Employee” ...................................................................................................................1

2.10	“Enrollment Form” ...................................................................................................................1

2.11	“Fair Market Value” ..................................................................................................................1

2.12	“Grant Date” .............................................................................................................................2

2.13	“Investment Account” ...............................................................................................................2

2.14	“Investment Date” .....................................................................................................................2

2.15	“Offering Period” ......................................................................................................................2

2.16	“Parent” ....................................................................................................................................2

2.17	“Participant” ..............................................................................................................................2

2.18	“Payroll Deduction Account” ....................................................................................................2

2.19	“Plan” ........................................................................................................................................2

2.20	“Purchase Price” .......................................................................................................................2

2.21	“Subsidiary” ..............................................................................................................................2

2.22	“Trading Day” ...........................................................................................................................2

3.	Shares for the Plan ...................................................................................................................................2

4.	Administration of the Plan .......................................................................................................................3

5.	Eligibility .................................................................................................................................................3

6.	Election to Participate .............................................................................................................................3

7.	Method of Purchase and Investment Accounts .......................................................................................4

8.	Stock Purchases ......................................................................................................................................4

9.	Limitation on Purchases ..........................................................................................................................4

10.	Title of Accounts ......................................................................................................................................5

11.	Right to Sell Company Stock in Investment Account ............................................................................5

12.	Rights Not Transferable ..........................................................................................................................5

13.	Change in Capital Structure ....................................................................................................................5

14.	Retirement, Termination and Death .........................................................................................................6

15.	Amendment of the Plan ...........................................................................................................................6

B-i

Table of Contents
(Cont.)

Page

16.	Termination of the Plan .........................................................................................................................6

17.	Effective Date of Plan ...........................................................................................................................6

18.	Government and Other Regulations ......................................................................................................6

19.	Indemnification of Committee ..............................................................................................................6

20.	Governing Law .....................................................................................................................................6

21.	Legends .................................................................................................................................................6

B-ii

CLEARONE, INC.
EMPLOYEE STOCK PURCHASE PLAN

(Effective as of _____, 2014)

1	Purpose

The purpose of the ClearOne, Inc. Employee Stock Purchase Plan (the “Plan”) is to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of Company Stock by eligible present and future employees of the Company and its designated Subsidiaries. The Plan is intended to comply with the terms of Code Section 423 and Rule 16b-3 of the Act. Nothing in this plan is intended to modify or change the Company’s Insider Trading Policy.

2	Definitions

Where indicated by initial capital letters, the following terms have the following meanings:

2.1     “Act” means the Securities Exchange Act of 1934, as amended.

2.2    “Board” means the Board of Directors of the Company.

2.3    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2.4    “Committee” means the Compensation Committee of the Board, provided that, if any member of the Committee does not qualify as a non-employee director for purposes of Rule 16b-3 of the Act, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee of the Committee to act as the Committee for purposes of the Plan.

2.5    “Company” means ClearOne, Inc., a Utah corporation, and any successor by merger, consolidation or otherwise.

2.6    “Company Stock” means the Company’s common stock. In the event of a change in the capital structure of the Company (as provided in Section 13), the shares resulting from such change shall be deemed to be Company Stock within the meaning of the Plan.

2.7    “Compensation” means base salary, overtime pay, commissions and cash bonuses actually received by a Participant while he or she is an Eligible Employee, determined before any elective salary reductions made pursuant to Code Section 401(k), 125 and 132(f)(4). All other forms of compensation, whether cash or non-cash, shall be excluded.

2.8    “Custodian” means a financial institution or other entity selected by the Company from time to time to act as custodian for the Plan.

2.9    “Eligible Employee” means any employee of the Company or its Subsidiaries who meets the eligibility requirements of the Plan.

2.10    “Enrollment Form” means the form filed by a Participant with the Committee authorizing payroll deductions.

2.11    “Fair Market Value” means the closing trading price of a share of Common Stock, as reported on the principal exchange on which the Stock is traded on the applicable Grant Date or Investment Date, or, if the Common Stock was not quoted on such date, the closing trading price on the last day prior thereto on which the Common Stock was quoted.

2.12    “Grant Date” means the first business day of each Offering Period on which shares of Common Stock are or could be traded on the principal exchange on which the Stock is traded.

2.13    “Investment Account” means the account established to hold Company Stock purchased under the Plan pursuant to Section 7.

2.14    “Investment Date” means the last business day of each Offering Period, as determined by the Committee, on which shares of Company Stock are or could be traded on the principal exchange on which the Stock is traded.
2.15    “Offering Period” means each period of time during which shares of Common Stock are offered to Participants for purchase at a specified Purchase Price on a specified Investment Date. Unless otherwise determined by the Committee, an Offering Period shall mean a period of approximately six months commencing and ending as follows: commencing on the first Trading Day on or after January 1, and terminating on the last Trading Day in the period ending June 30; and commencing on the first Trading Day on or after July 1, and ending on the last Trading Day in the period ending the following December 31; provided, however, that the first Offering Period shall not commence until the Plan has been approved by the Company’s shareholders and may commence on a Trading Day after the first Trading Day on or after January 1 or July 1, and that the first Offering Period may be of less than six (6) months duration. No Offering Period shall be longer than twenty-seven months or shorter than one month.

2.16    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, as of an Investment Date, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.17    “Participant” means an Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 6.

2.18    “Payroll Deduction Account” means the account established for a Participant to hold payroll deductions pursuant to Section 6.

2.19    “Plan” means the ClearOne, Inc. Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

2.20    “Purchase Price” means the lower of (i) a percentage of the Fair Market Value of a share of Company Stock on the Grant Date, or (ii) a percentage of the Fair Market Value of a share of Company Stock on the Investment Date. In any event, the percentage shall be eighty-five percent (85%) unless the Committee, in its sole discretion, increases the percentage at any time. After any such increase, the Committee, in its sole discretion, may decrease the percentage, but not below eighty-five percent (85%) at any time. Any increase or decrease in the percentage shall be communicated to Eligible Employees before the first day of the Offering Period that is affected by the change.

2.21    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of an Investment Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.22    “Trading Day” means a day on which the national stock exchanges and the NASDAQ Stock Market are open for trading.

3	Shares for the Plan

There is reserved for issuance and purchase by employees under the Plan an aggregate of 500,000 shares of Company Stock, subject to adjustment as provided in Section 13. Shares subject to the Plan shall be authorized but unissued shares. Shares needed to satisfy the needs of the Plan may be newly issued by the Company or acquired by purchase at the expense of the Company on the open market or in private transactions.

4	Administration of the Plan

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions (including directing the Custodian as to the acquisition of shares) necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan.
All such determinations shall be final and binding upon all persons. A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to their action taken signed by all members of the Committee. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. The Committee may delegate administration of the Plan to one or more employees or positions of the Company or any Subsidiary. All rules and determinations by the Committee or its delegate in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

5	Eligibility

Except as hereinafter provided, an employee of the Company, its current Subsidiaries listed on Exhibit A attached hereto or such of its future participating Subsidiaries as may from time to time be designated by the Committee and listed on Exhibit A shall be eligible to participate in the Plan. The Committee may amend Exhibit A from time to time to remove any Subsidiaries from participation in the Plan.
Notwithstanding the foregoing, the following individuals shall not be eligible to participate in the Plan: (i) any employee who is employed for less than one year prior to the Grant Date, (ii) any employee whose customary employment is twenty hours or less per week as of the Grant Date, (iii) any employee whose customary employment is for not more than five months in any calendar year, (iv) any director of the Company or of any Subsidiary who is not an employee, (ii) any independent contractor who is not an employee, and (iii) any employee who is a citizen or resident of a foreign jurisdiction and such jurisdiction would prohibit a grant of an option under the Plan or compliance with such jurisdiction would cause the Plan to violate the requirements of Code Section 423.
Notwithstanding the foregoing, in the event of an acquisition by the Company or one or more of its Subsidiaries of the business of a person or entity, whether by asset purchase, stock purchase, merger or otherwise, an authorized officer of the Company shall have sole discretion (without the consent of any Participant) to modify the eligibility and participation requirements of the Plan as they relate to those employees of the acquired person or entity who become employees of the Company, its current Subsidiaries or its future participating Subsidiaries; provided, however, any such modification which requires shareholder approval under the Code shall not be made without such shareholder approval.

6	Election to Participate

An Eligible Employee may elect to participate as of the first day of any Offering Period by completing an Enrollment Form and filing such Enrollment Form by the deadline established by the Committee or its delegate, in its discretion, which deadline shall be applied uniformly to all employees. If the Enrollment Form is not completed and timely filed by the established deadline, then such employee shall be eligible to participate in the Plan as of the first day of the next Offering Period that begins following the receipt by the Committee of a completed Enrollment Form. All Eligible Employees shall have the same rights and privileges within the meaning of Code Section 423(b)(5).
Each Eligible Employee may become a Participant by timely filing with the Committee or its delegate an Enrollment Form in accordance with the foregoing authorizing specified regular payroll deductions from his or her Compensation. The Committee, in its discretion, shall establish the minimum and maximum Compensation, expressed either as a percentage or in a flat dollar amount, that a Participant may elect to contribute, provided such limits are applied uniformly to all Participants. All regular payroll deductions shall be credited to the Payroll Deduction Account that the Company has established in the name of the Participant.
A Participant may increase or decrease his or her payroll deduction, subject to any contribution limits, by filing a new Enrollment Form. Any change in payroll deduction will be effective as of the payroll period following the date of the Participant’s election, or as soon as administratively practicable thereafter.
Subject to Section 14, a Participant may also cease his or her participation in the Plan at any time. If a Participant ceases his or her participation during an Offering Period, then he or she may elect to either (i) apply any payroll deductions credited to his or her Payroll Deduction Account prior to the date such cessation is effective towards the purchase of shares of Company Stock during such Offering Period, or (ii) receive a refund of any payroll deductions credited to his or her Payroll Deduction Account for such Offering Period. Any such cessation shall be effective as of the payroll period following the date of the Participant’s request to cease participation, or as soon as administratively practicable thereafter. If elected, any refund will be made as soon as administratively practicable. An Eligible Employee who has ceased to be a Participant may not again resume participation in the Plan until such Eligible Employee has complied with the foregoing provisions of this Section.

7	Method of Purchase and Investment Accounts

Each Participant having eligible funds in his or her Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased the number of shares of Company Stock (including fractional shares unless otherwise determined by the Committee) which the eligible funds in his or her Payroll Deduction Account could purchase on that Investment Date at that Purchase Price.
All shares purchased shall be maintained by the Custodian in a separate Investment Account for each Participant. All cash dividends paid with respect to shares of the Company Stock held in the Investment Account shall be added to a Participant’s Payroll Deduction Account and shall be used to purchase shares of Company Stock for the Participant’s Investment Account. Expenses incurred in the purchase of such shares shall be paid by the Company.
All dividends distributed in-kind with respect to Company Stock held in the Investment Account shall be added to the shares held for a Participant in his or her Investment Account. Any distribution of shares with respect to shares of Company Stock held for a Participant in his or her Investment Account shall be added to the shares of Company Stock held for a Participant in his or her Investment Account.

8	Stock Purchases

The Custodian shall acquire shares of Company Stock for Participants as of each Investment Date from the Company or, if directed by the Committee, by purchases on the open market or in private transactions using total payroll deduction amounts received by the Custodian. If shares of Company Stock are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Company will pay the Custodian the difference between the Purchase Price and the price at which such shares are purchased for Participants.

9	Limitation on Purchases

Unless the Committee determines another limit prior to an Offering Period, no Eligible Employee shall be permitted to purchase more than 2,500 shares of Company Stock during any one Offering Period. Notwithstanding the foregoing, no Eligible Employee may be granted any options during any one calendar year which permit his or her rights to purchase shares of Company Stock under all Code Section 423 employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock determined on the Grant Date, which limit shall be interpreted to comply with Code Section 423(b)(8).

A Participant’s Payroll Deduction Account may not be used to purchase Company Stock on any Investment Date to the extent that, after such purchase, the Participant would own (or be considered as owning within the meaning of Code Section 424(d)) stock possessing 5% or more of the total combined voting power of the Company or its Parent or Subsidiary. For this purpose, stock which the Participant may purchase under any outstanding option (whether or not exercisable) shall be treated as owned by such Participant. As of the first Investment Date on which this paragraph limits a Participant’s ability to purchase Company Stock, the employee shall cease to be a Participant.

10	Title of Accounts

The Custodian shall maintain an Investment Account for each Participant.

11	Right to Sell Company Stock in Investment Account

A Participant shall have the right at any time to obtain a certificate (if the Company Stock is certificated) for the shares (including fractional shares) of Company Stock credited to his or her Investment Account. Subject to the Company’s Insider Trading Policy, a Participant shall have the right at any time to direct that any shares of Company Stock in his or her Investment Account be sold and that the proceeds, less expenses of sale, be remitted to him or her.
When a Participant ceases to be a Participant, the Participant may elect to have his or her shares sold by the Custodian and the proceeds, after selling expenses, remitted to him or her or the Participant may elect to have a certificate (if the Company Stock is certificated) for the shares of Company Stock credited to the Participant’s Investment Account forwarded to him or her. In either event, the Custodian may sell any fractional interest held in the Participant’s Investment Account to the Company and remit the proceeds of such sale, less selling expenses, and the balance in his or her Payroll Deduction Account to him or her.
As a condition of participation in the Plan, each Participant agrees to notify the Company if he or she sells or otherwise disposes of any of his or her shares of Company Stock within two years after the Grant Date or within one year after the Investment Date.

12	Rights Not Transferable

Rights under the Plan are not transferable by a Participant, except by will or by the laws of descent and distribution. Rights under the Plan are exercisable during a Participant’s lifetime only by him or her, pursuant to Section 7.

13	Change in Capital Structure

In the event of a stock dividend, spinoff, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.
If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.
Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

14	Retirement, Termination and Death

Notwithstanding any provision in the Plan to the contrary, in the event of a Participant’s retirement, termination of active employment, or death, all payroll deductions shall cease effective with such event and the amount in his or her Payroll Deduction Account shall be refunded to him or her. Certificates (if the Company Stock is certificated) will be issued for full shares of Company Stock held in his or her Investment Account if elected with the Custodian and pursuant to the rules of the Custodian. If a Participant elects to have his or her shares sold, he or she will receive the proceeds of the sale, less selling expenses. In the event of his or her death, the amount, if any, in his or her Payroll Deduction Account shall be paid to his or her estate, and any shares of Company Stock in his or her Investment Account shall be delivered to any beneficiary he or she has properly designated in forms filed with the Custodian, and if no such designation is on file with the Custodian, then such shares of Company Stock shall be delivered to his or her estate.

15	Amendment of the Plan

The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the shareholders of the Company must approve any amendment that would increase the number of securities that may be issued under the Plan (other than an increase solely to reflect a change in capitalization such as a stock dividend or stock split pursuant to Section 13).

16	Termination of the Plan

The Plan and all rights of employees hereunder shall terminate at the discretion of the Board of Directors. Upon termination of the Plan, all amounts in an employee’s Payroll Deduction Account that are not used to purchase Company Stock will be refunded.

17	Effective Date of Plan

The Plan is effective as of [insert date of shareholder approval].

18	Government and Other Regulations

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

19	Indemnification of Committee

Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to such indemnification and reimbursement as directors of the Company as provided in its Articles of Incorporation and/or Bylaws.

20	Governing Law

The Plan shall be construed and administered in accordance with the laws of the State of Utah.

21	Legends

In its sole and complete discretion, the Committee may elect to legend certificates representing Company Stock sold under the Plan to make appropriate references to the restrictions imposed on such Company Stock.

* * * * * * *
WHEREAS, ClearOne, Inc. has adopted the ClearOne, Inc. Employee Stock Purchase Plan effective as of ___________, 2014.

CLEARONE, INC. Name: Title:

EXHIBIT A
CLEAREONE, INC.
List of Subsidiaries
As of ___________, 2014

NetStreams, Inc. (DE)
NetStreams, LLC (TX)
ClearOne Web Solutions, Inc. (DE)
ClearOne Communications Hong King Limited (Hong Kong)
ClearOne Communications Limited (United Kingdom)
ClearOne Ltd. (Israel)
ClearOne middle East FZE (Dubai)
Gentner Communications Limited (Ireland)
Gentner Ventures, Inc. (UT)
E.mergent, Inc. (DE)
Sabine, Inc. (FL)
ClearOne Spain SL (Spain)

CLEARONE, INC. ATTN: NARSI NARAYANAN 5225 WILEY POST WAY, SUITE 500 SALT LAKE CITY, UTAH 84116
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK     KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends that you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s) mark “For all except” and write the number(s) of the nominee(s) on the line below:

1.	Election of Directors

Nominees:

1)	Zeynep “Zee” Hakimoglu

2)	Brad R. Baldwin

3)	Larry R. Hendricks

4)	Scott M. Huntsman

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.
For    Against    Abstain

2.	Ratify the appointment of McGladrey LLP as the Company’s independent public accountants. ☐ ☐ ☐

3.	Approve, by non-binding vote, the compensation of named executive officers. ☐ ☐ ☐

4.	Approve the amendment and restatement of the Equity Incentive Plan. ☐ ☐ ☐

5.	Approve the ClearOne, Inc. Employee Stock Purchase Plan. ☐ ☐ ☐

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated     ☐

Please indicate if you plan to attend this meeting        Yes ☐    No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

CLEARONE, INC.
Proxy for Annual Meeting of Shareholders
December 12, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of ClearOne, Inc., a Utah corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated November 10, 2014, and hereby appoints Zeynep Hakimoglu and Narsi Narayanan, proxies and attorneys-in-fact, with full power to each of substitution in behalf of and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders to be held on December 12, 2014, at 9:00 a.m., MST, at the Company’s corporate offices, 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116, and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any postponement or adjournment thereof (or, if only one shall be present and act, then that one) shall have and may exercise all the powers of said attorneys-in-fact hereunder. In addition to the following proposals, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

Address Changes / Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)